Exhibit 10.1

September 21, 2023

DIAMOND OFFSHORE DRILLING, INC.,

as the Parent,

DIAMOND FOREIGN ASSET COMPANY,

as the Company,

the other GRANTORS from time to time party hereto,

HSBC BANK USA, NATIONAL ASSOCIATION,

as Administrative Agent under the Credit Agreement,

HSBC BANK USA, NATIONAL ASSOCIATION,

as Trustee under the Indenture,

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Collateral Agent

AMENDED AND RESTATED COLLATERAL AGENCY

AND INTERCREDITOR AGREEMENT

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ii

EXHIBIT A – Additional Secured Debt Designation

EXHIBIT B– Form of Intercreditor Joinder—Additional Secured Debt

EXHIBIT C – Form of Intercreditor Joinder—Additional Grantors

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AMENDED AND RESTATED COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, dated as of September 21, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with Section 7.01 hereof, this “Agreement”), among Diamond Offshore Drilling, Inc., a corporation incorporated under the laws of the State of Delaware (the “Parent”), Diamond Foreign Asset Company, an exempted company limited by shares formed under the laws of the Cayman Islands (the “Company”), the other Grantors from time to time party hereto, HSBC Bank USA, National Association, as Credit Agreement Administrative Agent (as defined below), HSBC Bank USA, National Association, as Notes Trustee (as defined below), and HSBC Bank USA, National Association, as collateral agent and security trustee (in such capacities and together with its successors and assigns in such capacities, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Parent and the Company have entered into a Credit Agreement, dated as of April 23, 2021 (as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements (in each case with the same or new agents, lenders or institutional investors), including any agreement adding or changing the borrower or extending the maturity thereof or otherwise restructuring all or any portion of the Obligations thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, the “Credit Agreement”), with the lenders from time to time party thereto, HSBC Bank USA, National Association, as administrative agent (in such capacity and together with its successors in such capacity, the “Credit Agreement Administrative Agent”), the Collateral Agent, and the other parties thereto from time to time; and

WHEREAS, the Parent, the Company, the other credit parties party thereto from time to time, HSBC Bank USA, National Association, in various agency capacities set forth therein and Wilmington Savings Fund Society, FSB, as authorized representative for the holders of first lien last-out notes issued by the Company are parties to the Collateral Agency and Intercreditor Agreement, dated as of April 23, 2021 (the “Existing Intercreditor”); and

WHEREAS, the Company intends to issue Senior Secured Second Lien Notes due 2030 (the “Notes”) in an aggregate principal amount of up to $550,000,000 pursuant to an Indenture, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Company and Diamond Finance, LLC, as issuers, the guarantors party thereto from time to time and HSBC Bank USA, National Association, as trustee under the Indenture (in such capacity and together with its successors and assigns in such capacity, the “Notes Trustee”); and

WHEREAS, upon the issuance of the Notes, the Company intends to repay and retire all Obligations under the Last Out Notes Indenture and Last Out Term Loan Agreement (as each such term is defined in the Existing Intercreditor); and

WHEREAS, the Company and the other Grantors have secured the existing and future First Lien Obligations, including the guarantees thereof, on a senior basis and, subject to such seniority, intend to secure the Obligations under the Indenture and any guarantees thereof, any future Junior Lien Debt and any other Junior Lien Obligations on a junior basis, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents; and

WHEREAS, in connection with the issuance of the Notes, the parties hereto desire to amend and restate the Existing Intercreditor as herein set forth; and

WHEREAS, this Agreement sets forth the terms on which each Secured Party has appointed the Collateral Agent to act as the collateral agent for the present and future holders of the Secured Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Agent or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Agent with respect thereto or thereunder and the proceeds thereof;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I.

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.01 Defined Terms. The following terms will have the following meanings:

“Act of Required Secured Parties” means, as to any matter at any time:

(a) prior to the Discharge of First Lien Obligations, (x) prior to the discharge of all Obligations under the Credit Agreement, a direction in writing delivered to the Collateral Agent by the Credit Agreement Administrative Agent (at the direction of the “Required Lenders” under and as defined in the Credit Agreement) and (y) following the discharge of all Obligations under the Credit Agreement, a direction in writing delivered to the Collateral Agent by, or with the written consent of, the holders of (or the First Lien Debt Representatives representing the holders of) more than 50% of the sum of:

(i) the aggregate outstanding principal amount of First Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn); and

(ii) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute First Lien Debt; and

(b) at any time after the Discharge of First Lien Obligations, a direction in writing delivered to the Collateral Agent by or with the written consent of the holders of (or the Junior Lien Debt Representatives representing the holders of) Junior Lien Debt representing the Required Junior Lien Debtholders.

Solely for purposes of this definition and not for purposes of Section 3.04 hereof or any other provision of this Agreement, any Series of Secured Debt entirely registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote such Secured Debt. Additionally, solely for purposes of this definition, (a) with respect to any

Series of Secured Debt for which less than 100% of such Series of Secured Debt is registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company, such portion owned by the Company or any such Affiliate will be deemed not to be outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote such Secured Debt and (b) subject to the immediately preceding clause (a), votes will be determined in accordance with Section 7.02.

“Additional Secured Debt” has the meaning set forth in Section 3.08(b)(i).

“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.

“Affiliate” means in respect of any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with that specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means any day other than a Saturday or Sunday on which banks are not authorized or required to close in New York, New York or Houston, Texas.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participation, rights, warrants, options or other interests in the nature of an equity interest in that Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into that equity interest.

“Cash Collateral” has the meaning set forth in Section 2.11.

“Cash Management Arrangement” means with respect to any Person, any obligations of such person in respect of treasury management arrangements including any of the following products, services or facilities: (a) demand deposit or operating account relationships or other cash management services including, without limitation, any services provided in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, zero balance accounts, including automated clearinghouse fund transfer services, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, automated clearinghouse transactions, return items, overdrafts, interstate depository network services, lockbox and stop payment services; and (b) treasury management line of credit, commercial card, merchant card services, purchase or debit cards, including, without limitation, stored value cards and non-card e-payables services.

“Cash Management Obligations” means obligations with respect to any Cash Management Arrangement.

“Class” means (1) in the case of First Lien Obligations, every Series of First Lien Debt and all other First Lien Obligations, taken together, and (2) in the case of Junior Lien Obligations, every Series of Junior Lien Debt and all other Junior Lien Obligations, taken together.

“Collateral Agent” has the meaning set forth in the preamble.

“Collateral Agent Obligations” has the meaning set forth in the definition of “First Lien Obligations”.

“Collateral” means, in the case of each Series of Secured Debt, all properties and assets of the Grantors now owned or hereafter acquired in which Liens have been granted, or purported to be granted, or required to be granted, to the Collateral Agent to secure any or all of the Secured Obligations in respect of such Series of Secured Debt, including any property subject to Liens granted pursuant to Section 2.11, and shall exclude any properties and assets in which the Collateral Agent is required to release its Liens in respect of such Series of Secured Debt pursuant to Section 3.02 or Section 4.01; provided, that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of any Grantor, such assets or properties will cease to be excluded from the Collateral if such Grantor thereafter acquires or reacquires such assets or properties.

“Company” has the meaning set forth in the preamble.

“Controlling Representative” means at any time (1) prior to the Discharge of First Lien Obligations, (x) prior to the discharge of all Obligations under the Credit Agreement, the Credit Agreement Administrative Agent and (y) following the discharge of all Obligations under the Credit Agreement, the First Lien Debt Representative that represents the Series of First Lien Debt with the then largest outstanding principal amount and (2) after the Discharge of First Lien Obligations, the Junior Lien Debt Representative that represents the Series of Junior Lien Debt with the then largest outstanding principal amount.

“Corresponding Obligations” means the First Lien Obligations as they may exist from time to time, other than the Parallel Debt.

“Covenant Defeasance Option” means “covenant defeasance option” as defined in Section 8.01(b) of the Indenture.

“Credit Agreement” has the meaning set forth in the recitals.

“Credit Agreement Administrative Agent” has the meaning set forth in the recitals.

“Credit Agreement Lender” means any “Lender” under the Credit Agreement or any lender under any other Funded Debt constituting First Lien Debt.

“Credit Party” means the Parent, the Company and each other Subsidiary or direct or indirect parent company of the Parent which has (a) granted a security interest pursuant to any First Lien Security Document to secure any First Lien Obligations or (b) guaranteed any First Lien Obligations pursuant to any First Lien Document, and is intended to have the exact same meaning as the term “Credit Parties” as was used and defined in the Existing Intercreditor.

“Curacao Security Documents” means the Curacao law governed omnibus security agreements and the Curacao law governed deeds of pledge of shares.

“DIP Financing” has the meaning set forth in Section 2.11(a).

“Discharge of First Lien Obligations” means the occurrence of all of the following:

(a) termination or expiration of all commitments to extend credit that would constitute First Lien Debt;

(b) with respect to each Series of First Lien Debt, either (x) payment in full in cash of the principal of and interest and premium (if any) on all First Lien Debt of such Series of First Lien Debt (other than any undrawn letters of credit and any indemnification and other contingent obligations not then due and payable and as to which no claim has been made at such time) or (y) there has been a legal defeasance or covenant defeasance pursuant to the terms of the applicable First Lien Documents for such Series of First Lien Debt;

(c) with respect to any undrawn letters of credit constituting First Lien Debt, either (x) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable First Lien Document) of all outstanding letters of credit constituting First Lien Debt or (y) the issuer of each such letter of credit has notified the Collateral Agent in writing that alternative arrangements satisfactory to such issuer have been made; and

(d) payment in full in cash of all other First Lien Obligations that are outstanding and unpaid at the time the First Lien Debt is paid in full in cash;

provided, however, that if, at any time after the Discharge of First Lien Obligations has occurred, the Company thereafter enters into any First Lien Document evidencing a First Lien Debt the incurrence of which is not prohibited by any applicable Secured Debt Document, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new First Lien Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First Lien Obligations), and, from and after the date on which the Company designates such Funded Debt as First Lien Debt in accordance with Section 3.08, the Obligations under such First Lien Document shall automatically and without any further action be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

“Discharge of Junior Lien Obligations” means the occurrence of all of the following:

(a) termination or expiration of all commitments to extend credit that would constitute Junior Lien Debt;

(b) with respect to each Series of Junior Lien Debt, either (x) payment in full in cash of the principal of and interest and premium (if any) on all Junior Lien Debt of such Series of Junior Lien Debt (other than any undrawn letters of credit and any indemnification and other contingent obligations not then due and payable and as to which no claim has been made at such time) or (y) there has been a legal defeasance or covenant defeasance pursuant to the terms of the applicable Junior Lien Debt Documents for such Series of Junior Lien Debt;

(c) with respect to any undrawn letters of credit constituting Junior Lien Debt, either (x) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit constituting Junior Lien Debt or (y) the issuer of each such letter of credit has notified the Collateral Agent in writing that alternative arrangements satisfactory to such issuer have been made; and

(d) payment in full in cash of all other Junior Lien Obligations that are outstanding and unpaid at the time the Junior Lien Debt is paid in full in cash;

provided, however, that if, at any time after the Discharge of Junior Lien Obligations has occurred, the Company thereafter enters into any Junior Lien Document evidencing a Junior Lien Debt the incurrence of which is not prohibited by any applicable Secured Debt Document, then such Discharge of Junior Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Junior Lien Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Junior Lien Obligations), and, from and after the date on which the Company designates such Funded Debt as Junior Lien Debt in accordance with Section 3.08, the Obligations under such Junior Lien Document shall automatically and without any further action be treated as Junior Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

“Dutch Law Security Documents” means the Dutch law governed omnibus security agreements, between Diamond Offshore Netherlands B.V. as pledgor and the Collateral Agent as pledgee, the Dutch law deeds of pledge of shares in the capital of Diamond Offshore Netherlands B.V. and the Dutch law deeds of pledge of shares in the capital of Offshore Drilling Services (Netherlands) B.V.

“Existing Intercreditor” has the meaning set forth in the recitals.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person or any other officer or director of such Person who is primarily responsible for matters relating to such Person’s financial affairs.

“First Lien” means a Lien granted, or purported to be granted, by a Security Document to the Collateral Agent, at any time, upon any property of the Company or any other Grantor to secure First Lien Obligations.

“First Lien Debt” means (1) the Obligations under the Credit Agreement, (2) all Specified Swap Agreement Obligations, (3) all Specified Cash Management Obligations and (4) any other Funded Debt (including borrowings under any other First Lien Documents) that is secured by a First Lien and that was permitted to be incurred and permitted to be so secured under the applicable First Lien Documents, so long as in the case of this clause (4):

(a) on or before such Funded Debt is incurred, such Funded Debt is designated by the Company as “First Lien Debt” for the purposes of the Secured Debt Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.08;

(b) unless such Funded Debt is incurred under an existing Secured Debt Document for any Series of First Lien Debt whose Secured Debt Representative is already party to this Agreement, the First Lien Debt Representative for such Funded Debt executes and delivers an Intercreditor Joinder in accordance with Section 3.08(b)); and

(c) all other requirements set forth in Section 3.08 have been complied with.

“First Lien Debt Representative” means (a) in the case of the Credit Agreement, the Credit Agreement Administrative Agent and (b) in the case of any other Series of First Lien Debt, the trustee, agent or representative of the holders of such Series of First Lien Debt who maintains the transfer register for such Series of First Lien Debt or is appointed as a representative of such First Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of First Lien Debt, and who has executed an Intercreditor Joinder, in each case, together with its successors and assigns in such capacity.

“First Lien Documents” means, individually or collectively, the Credit Agreement and any other indenture, supplemental indenture, guarantee, notes, credit agreement or other agreement or instrument pursuant to which any First Lien Debt is incurred or guaranteed and the First Lien Security Documents.

“First Lien Obligations” means, collectively, the First Lien Debt and all other Obligations in respect of First Lien Debt, including without limitation, any Post-Petition Interest whether or not allowable, together with all guarantees of any of the foregoing. In addition to the foregoing, all obligations owing to the Collateral Agent in its capacity as such, whether pursuant to this Agreement or one or more of the First Lien Documents or Junior Lien Documents, shall in each case be deemed to constitute First Lien Obligations (with the obligations described in this sentence being herein referred to as the “Collateral Agent Obligations”), which Collateral Agent Obligations shall be entitled to the priority provided in clause FIRST of Section 3.04(a).

“First Lien Secured Parties” means the holders of First Lien Obligations, each First Lien Debt Representative and the Collateral Agent.

“First Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements (including this Agreement), control agreements, consents or direct arrangements, or other grants or transfers for security executed and delivered by the Company or any other Grantor creating or perfecting (or purporting to create or perfect) or governing rights of enforcement with respect to, a Lien upon Collateral in favor of the Collateral Agent, for the benefit of any of the First Lien Secured Parties (or, in certain jurisdictions, in favor of the Collateral Agent acting for itself and as a direct representative of the First Lien Secured Parties), in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.01.

“Funded Debt” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(a) in respect of borrowed money or advances (including drawn letters of credit under the Credit Agreement not yet reimbursed); or

(b) evidenced by loan agreements, bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), whether or not then available or drawn; or

(c) in respect of Cash Management Obligations secured by the same collateral securing the obligations in clauses (a) or (b) above; or

(d) in respect of obligations under Swap Agreements secured by the same collateral securing the obligations in clauses (a) or (b) above.

“Grantors” means the Parent, the Company, each Person signatory hereto as a Grantor and any other Person (if any) that at any time provides collateral security for any Secured Obligations.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Funded Debt (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Indemnified Liabilities” means, with respect to an Indemnitee, all losses, claims, damages, penalties, judgments, liabilities and related reasonable and documented out-of-pocket expenses (including, without limitation, all reasonable and documented attorneys’ fees and other reasonable and documented out-of-pocket expenses of litigation or preparation therefor (provided that, in the case of out of pocket attorneys’ fees, such fees and expenses shall be limited to the reasonable and documented out-of-pocket fees and disbursements of (v) one primary counsel for the Collateral Agent, the Credit Agreement Administrative Agent, the Notes Trustee and their respective agents, taken as a whole, (w) a single primary counsel for all Indemnitees, taken as a whole, (x) a single maritime counsel for all Indemnitees, taken as a whole, (y) one special counsel or local counsel as reasonably necessary in any relevant jurisdiction for all Indemnitees, taken as a whole, and (z) solely in the case of actual or bona fide perceived conflict of interest in connection with any indemnification, one additional primary counsel (and if, necessary, one special counsel or local counsel in any relevant jurisdiction) for all affected Indemnitees similarly situated, taken as a whole) accrued or incurred by any Indemnitee in connection with any claim, litigation, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought), whether or not such Indemnitee is a party thereto and whether brought by a third party or by the Company or any other Grantor) with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Company, any other Grantor or any of the Collateral.

“Indemnitee” has the meaning set forth in Section 7.12(a).

“Indenture” has the meaning set forth in the recitals.

“Insolvency or Liquidation Proceeding” means, whether arising under any bankruptcy, insolvency or other applicable law of the United States, any State or jurisdiction thereof or any or any other country or political subdivision of such country:

(a) any voluntary or involuntary case commenced by or against the Company or any other Grantor under Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization, receivership, liquidation or adjustment or marshaling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshaling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B and (ii) with respect to the provisions of this Agreement relating to the addition of additional Grantors, an agreement substantially in the form of Exhibit C.

“Junior Lien” means a Lien granted, or purported to be granted, by a Junior Lien Security Document to the Collateral Agent at any time, upon any property of the Company or any other Grantor to secure Junior Lien Obligations.

“Junior Lien Adequate Protection Payments” has the meaning set forth in Section 2.11(d).

“Junior Lien Corresponding Obligations” means the Junior Lien Obligations as they may exist from time to time, other than the Junior Lien Parallel Debt.

“Junior Lien Debt” means (1) the Notes issued on the date hereof and (2) any other Funded Debt (including borrowings under any Junior Lien Documents) that is secured by a Junior Lien and that was permitted to be incurred and permitted to be so secured under the applicable Secured Debt Documents; provided, that, in the case of any Funded Debt referred to in this clause (2):

(a) on or before such Funded Debt is incurred by the Company or by another Grantor, such Funded Debt is designated by the Company as “Junior Lien Debt” for the purposes of the Secured Debt Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.08; provided, that no Funded Debt may be designated as both Junior Lien Debt and First Lien Debt;

(b) unless such Funded Debt is issued under an existing Secured Debt Document for any Series of Junior Lien Debt whose Secured Debt Representative is already party to this Agreement, the Junior Lien Debt Representative for such Funded Debt executes and delivers an Intercreditor Joinder in accordance with Section 3.08(b); and

(c) all other requirements set forth in Section 3.08 have been complied with.

“Junior Lien Debt Representative” means (a) in the case of the Indenture, the Notes Trustee and (b) in the case of any other Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt or is appointed as a representative for such Junior Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt and who has executed an Intercreditor Joinder, together with its successors and assigns in such capacity.

“Junior Lien Documents” means, collectively, the Indenture, the Notes, any other indenture, supplemental indenture, guarantee, notes, credit agreement or other agreement or instrument pursuant to which any Junior Lien Debt is incurred or guaranteed and the Junior Lien Security Documents.

“Junior Lien Obligations” means, collectively, Junior Lien Debt and all other Obligations in respect thereof including, without limitation, interest and premium (if any) (including Post-Petition Interest whether or not allowable) and all guarantees of any of the foregoing.

“Junior Lien Parallel Debt” means a Grantor’s undertaking pursuant to Section 6.06.

“Junior Lien Secured Parties” means the holders of Junior Lien Obligations and each Junior Lien Debt Representative.

“Junior Lien Security Documents” means, individually and collectively, all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements (including this Agreement), control agreements, consents or direct arrangements or other grants or transfers for security executed and delivered by the Company or any other Grantor creating or perfecting (or purporting to create or perfect) or governing rights of enforcement with respect to, a Lien upon Collateral in favor of the Collateral Agent, for the benefit of any of the Junior Lien Secured Parties (or, in certain jurisdictions, in favor of the Collateral Agent acting for itself and as a direct representative of the Junior Lien Secured Parties), in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.01.

“Junior Security Interest” has the meaning set forth in Section 2.02(a).

“L/C Collateral” has the meaning set forth in Section 2.16.

“Lien” means any interest in any property or asset in favor of a Person other than the owner of such property or asset and securing an obligation owed to, or a claim by, such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest or lien arising from a mortgage, encumbrance, pledge, charge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

“Legal Defeasance Option” means “legal defeasance option” as defined in the Indenture.

“Non-Shared Collateral” has the meaning set forth in Section 2.16.

“Notes” has the meaning set forth in the recitals.

“Notes Trustee” has the meaning set forth in the recitals.

“Obligations” means, with respect to any indebtedness, any principal, interest (including all interest and fees accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), penalties, fees, premiums, expenses, indemnifications, damages, reimbursements (including reimbursement obligations with respect to letters of credit) and Cash Management Obligations and other liabilities payable by the Parent or its Subsidiaries under the documentation governing such indebtedness.

“Officer” means, for any Person, the chief executive officer, any president, chief operating officer, chief accounting officer, controller, any vice president, chief financial officer, treasurer or assistant treasurer, other Financial Officer, director, secretary or assistant secretary, or other similar officer of such Person or any other officer designated by the Parent’s board of directors.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an assistant treasurer or an assistant secretary of the Company or a direct or indirect parent of the Company.

“Parallel Debt” means a Credit Party’s undertaking pursuant to Section 6.05.

“Parent” has the meaning set forth in the preamble.

“Pay-Over Amount” has the meaning set forth in Section 2.11(d).

“Permitted Prior Lien” means any Lien that has priority over the Lien of the Collateral Agent for the benefit of the First Lien Secured Parties which Lien was permitted to be prior to such Lien of the Collateral Agent under each First Lien Document.

“Person” means an individual, partnership, corporation, limited liability company, company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the First Lien Documents or Junior Lien Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Code or in any such Insolvency or Liquidation Proceeding.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of that Person, over shares of any other class of Capital Stock issued by that Person.

“Reaffirmation Agreement” means an agreement reaffirming the security interests granted to the Collateral Agent in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement.

“Reference Date” has the meaning set forth in Section 3.08(e).

“Required Junior Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Junior Lien Debt then outstanding, calculated in accordance with the provisions of Section 7.02. Solely for purposes of this definition and not for purposes of Section 3.04 hereof or any other provision of this Agreement, other than Section 7.02, Junior Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote any of the Junior Lien Debt.

“Sale Proceeds” means the proceeds from the sale of the Company or one or more of the Grantors as a going concern.

“Secured Debt” means First Lien Debt and Junior Lien Debt.

“Secured Debt Default” means any event or condition that, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt, causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

“Secured Debt Documents” means the Junior Lien Documents and the First Lien Documents.

“Secured Debt Representative” means each Junior Lien Debt Representative and each First Lien Debt Representative.

“Secured Obligations” means Junior Lien Obligations and First Lien Obligations.

“Secured Parties” means the holders of Secured Obligations, the Secured Debt Representatives and the Collateral Agent.

“Security Documents” means this Agreement, each Intercreditor Joinder, each First Lien Security Document and each Junior Lien Security Document, in each case, as amended, modified, renewed or restated, in whole or in part, from time to time, in accordance with its terms and Section 7.01.

“Security Interests” has the meaning set forth in Section 2.02(a).

“Senior Security Interest” has the meaning set forth in Section 2.01(a).

“Series of First Lien Debt” means, severally, Funded Debt under the Credit Agreement and each other issue or series of First Lien Debt for which a single transfer register is maintained. For the avoidance of doubt, all reimbursement obligations in respect of letters of credit issued pursuant to a First Lien Document and all Cash Management Obligations and obligations under Swap Agreements secured by the collateral securing a Series of First Lien Debt shall be part of the same Series of First Lien Debt as all other First Lien Debt incurred pursuant to such First Lien Document.

“Series of Junior Lien Debt” means, severally, the Notes and each other issue or series of Junior Lien Debt for which a single transfer register is maintained. For the avoidance of doubt, all reimbursement obligations in respect of letters of credit issued pursuant to a Junior Lien Document shall be part of the same Series of Junior Lien Debt as all other Junior Lien Debt incurred pursuant to such Junior Lien Document.

“Series of Secured Debt” means, severally, each Series of First Lien Debt and each Series of Junior Lien Debt.

“Short Fall” has the meaning set forth in Section 2.11(d).

“Specified Cash Management Obligations” means Cash Management Obligations between (a) the Parent and/or any Subsidiary of the Parent, on the one hand, and (b) any Person that is a Credit Agreement Lender or an Affiliate of a Credit Agreement Lender, on the other hand, at the time such Person enters into such agreement or transaction or with respect to which such agreement existed at the time such Person became a Credit Agreement Lender or an Affiliate of a Credit Agreement Lender (in any such case, regardless of whether such Person subsequently ceases to be a Credit Agreement Lender or an Affiliate of a Credit Agreement Lender) (any Person referred to in this clause (b), a “Specified Cash Management Provider”).

“Specified Cash Management Provider” has the meaning assigned to such term in the definition of “Specified Cash Management Obligations”.

“Specified Swap Agreement” means any Swap Agreement that is entered into between (a) the Parent and/or any Subsidiary of the Parent, on the one hand and (b) any Person that is a Credit Agreement Lender or an Affiliate of a Credit Agreement Lender, on the other hand, at the time such Person enters into such Swap Agreement or with respect to which such Swap Agreement existed at the time such Person became a Credit Agreement Lender or an Affiliate of a Credit Agreement Lender (in any such case, regardless of whether such Person subsequently ceases to be a Credit Agreement Lender or an Affiliate of a Credit Agreement Lender ).

“Specified Swap Agreement Obligations” means any and all obligations of the Parent or any Subsidiary of the Parent, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Specified Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“Standstill Period” has the meaning set forth in Section 2.07(a).

“Subsidiary” means, for any Person (the “parent”), any corporation, limited liability company, partnership, association or other entity (a) the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) of which more than fifty percent (50%) of the total voting power of the Voting Stock having ordinary voting power for the election of the board of directors, managers or similar governing body of such entity, is at the time directly or indirectly owned by the parent or by one or more of its other Subsidiaries or (c) that is, as of such date, otherwise controlled, by the parent or one or more of its other Subsidiaries.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions entered into in the ordinary course of business and not for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent or any Subsidiary of the Parent shall be a Swap Agreement.

“Taxes” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“UCC” means the Uniform Commercial Code of the State of New York or of any other state of the United States the laws of which are required to be applied in connection with the creation, perfection or priority of security interests in any Collateral or as otherwise may be required to apply to any asset.

“Vessel” means any (i) any mobile offshore drilling unit or (ii) any other drilling rig, drillship, semisubmersible drilling unit, mobile offshore drilling unit or vessel, the primary purpose of which is the exploration and production drilling for crude oil or hydrocarbons.

“Voting Stock” of any Person means all classes of Capital Stock of that Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors of such Person.

Section 1.02 Other Definition Provisions.

(a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “Sections,” “Articles,” “clauses,” “recitals” and the “preamble” will be to Sections, Articles clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. Schedule, Exhibit and Annex references herein are to Schedules, Exhibits and Annexes to this Agreement unless otherwise specified. References to any Schedule, Exhibit or Annex shall mean such Schedule, Exhibit or Annex as amended or supplemented from time to time in accordance with this Agreement.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein shall mean payment in cash in immediately available funds.

(d) The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(e) All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

(f) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(g) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of any Secured Debt Document (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of such Secured Debt Document (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Secured Debt Documents and (2) prior to the Discharge of First Lien Obligations, approved in a writing delivered to the Notes Trustee and the Collateral Agent by, or on behalf of, the requisite First Lien Secured Parties as are needed (if any) under the terms of the applicable First Lien Documents to approve such amendment or modification. Subject to the foregoing, any reference to any agreement or instrument will be deemed to be a reference to that agreement or instrument as supplemented, amended, restated or otherwise modified from time to time.

(h) Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter or credit and the face amount thereof (whether or not such amount is, at the time of determination, drawn or available to be drawn).

Each of this Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or any of the other Security Documents.

ARTICLE II.

THE SECURITY INTERESTS

Section 2.01 Declaration of Senior Security Interest.

(a) To secure the payment of the First Lien Obligations and in consideration of the premises and mutual agreements set forth in this Agreement, each of the Parent, the Company and each other Grantor hereby confirms the grant to the Collateral Agent, and the Collateral Agent hereby affirms, accepts and agrees to hold, under this Agreement for the benefit of all current and future First Lien Secured Parties, all of the Company’s and such other Grantor’s right, title and interest in, to and under all Collateral, now or hereafter granted to the Collateral Agent under any First Lien Security Document for the benefit of the First Lien Secured Parties, together with all of the Collateral Agent’s right, title and interest in, to and under the First Lien Security Documents, and all interests, rights, powers and remedies of the Collateral Agent thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Senior Security Interest”).

(b) The Collateral Agent will hold the Senior Security Interest for the benefit solely and exclusively of all current and future First Lien Secured Parties as security for the payment of all present and future First Lien Obligations.

(c) Notwithstanding the foregoing, if at any time:

(i) all Liens securing the First Lien Obligations have been released in accordance with Section 3.02;

(ii) the Collateral Agent holds no other property in trust as part of the Senior Security Interest;

(iii) no monetary obligation (other than indemnification and other contingent obligations for which no claim or demand for payment, whether oral or written, has been made at such time) is outstanding and payable under this Agreement to the Collateral Agent or any of its co-trustees or agents (whether in an individual or representative capacity); and

(iv) the Company delivers to the Collateral Agent an Officers’ Certificate stating that all First Liens of the Collateral Agent have been released in compliance with all applicable provisions of the First Lien Documents and that no Company and each other Grantor is not required by any First Lien Document to grant any First Lien upon any property, then the senior security interest arising hereunder will terminate (subject to any reinstatement pursuant to Sections 3.08(e) or 7.23 hereof), except that all provisions set forth in Sections 7.11 and 7.12 that are enforceable by the Collateral Agent or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

(d) The parties further declare and covenant that the Senior Security Interest will be held and distributed by the Collateral Agent subject to the further agreements herein.

(e) For the avoidance of doubt, this Section 2.01 is a continuation of the appointment provisions contained in Section 6.01 of the Existing Intercreditor, and not a novation thereof.

Section 2.02 Declaration of Junior Security Interest.

(a) Subject to Sections 2.03 to 2.05, to secure the payment of the Junior Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Company and each other Grantor hereby confirms the grant to the Collateral Agent, and the Collateral Agent hereby accepts and agrees to hold, under this Agreement for the benefit of all current and future Junior Lien Secured Parties, all of the Company’s and such other Grantor’s right, title and interest in, to and under all Collateral now or hereafter granted to the Collateral Agent under any Junior Lien Security Document for the benefit of the Junior Lien Secured Parties, together with all of the Collateral Agent’s right, title and interest in, to and under the Junior Lien Security Documents, and all interests, rights, powers and remedies of the Collateral Agent thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Junior Security Interest,” and together with the Senior Security Interest, the “Security Interests”).

(b) The Collateral Agent will hold the Junior Security Interest for the benefit solely and exclusively of all current and future Junior Lien Secured Parties as security for the payment of all present and future Junior Lien Obligations.

(c) Notwithstanding the foregoing, if at any time:

(i) all Liens securing the Junior Lien Obligations have been released in accordance with Section 4.01;

(ii) the Collateral Agent holds no other property in trust as part of the Junior Security Interest;

(iii) no monetary obligation (other than indemnification and other contingent obligations for which no claim or demand for payment, whether oral or written, has been made at such time) is outstanding and payable under this Agreement to the Collateral Agent or any of its co-trustees or agents (whether in an individual or representative capacity); and

(iv) the Company delivers to the Collateral Agent an Officers’ Certificate stating that all Junior Liens of the Collateral Agent have been released in compliance with all applicable provisions of the Junior Lien Documents and that the Company and each other Grantor is not required by any Junior Lien Document to grant any Junior Lien upon any property, then the junior security interest arising hereunder will terminate, except that all provisions set forth in Sections 7.11 and 7.12 that are enforceable by the Collateral Agent or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

(d) The parties further declare and covenant that the Junior Security Interest will be held and distributed by the Collateral Agent subject to the further agreements herein.

Section 2.03 [Reserved].

Section 2.04 [Reserved].

Section 2.05 [Reserved].

Section 2.06 Priority of Liens Between Classes.

(a) Notwithstanding anything else contained herein or in any other Security Document, and notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Junior Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, the time of incurrence of any Series of First Lien Debt or Series of Junior Lien Debt or the time of incurrence of any other First Lien Obligation or Junior Lien Obligation or any other applicable law or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the First Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced against the Company or any other Grantor, it is the intent of the parties that, and the parties hereto agree for themselves and the Junior Lien Secured Parties and First Lien Secured Parties represented by them that:

(i) this Agreement and the other Security Documents create two separate and distinct Security Interests and Liens: (i) the Senior Security Interest and First Lien securing the payment and performance of the First Lien Obligations and (ii) the Junior Security Interest and Junior Lien securing the payment and performance of the Junior Lien Obligations; and

(ii) any Liens on Collateral securing the Junior Lien Obligations now or hereafter held by the Collateral Agent for the benefit of the Junior Lien Secured Parties or held by any Junior Lien Secured Party, in each case, whether by grant, possession, statute, operation of law, subrogation or otherwise, are subject and subordinate to any Liens on Collateral securing the First Lien Obligations.

(b) [Reserved].

(c) For the avoidance of doubt, in the event that any Junior Lien Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes hereof (including the priority of Liens).

Section 2.07 Restrictions on Enforcement of Junior Liens; Prohibition on Contesting Liens.

(a) Until the Discharge of First Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the First Lien Secured Parties will have, subject to the exceptions set forth below in clauses (i) through (vi), the exclusive right to authorize and direct the Collateral Agent with respect to each of the First Lien Security Documents, the Junior Lien Security Documents and the Collateral including, without limitation, the exclusive right to authorize or direct the Collateral Agent to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral (including, without limitation, the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement) and no Junior Lien Debt Representative or Junior Lien Secured Party may authorize or direct the Collateral Agent with respect to such matters; provided, however, that the Required Junior Lien Debtholders (or any Junior Lien Debt Representative representing such Required Junior Lien Debtholders) may so direct the Collateral Agent with respect to the enforcement of Junior Lien Security Documents and rights and remedies against the Collateral thereunder after the passage of a period of at least 180 days since the date on which any Junior Lien Secured Parties (acting in accordance with the terms of the applicable Junior Lien Documents in respect of such Series of Junior Lien Debt) or any Junior Lien Debt Representative (in accordance with the applicable Junior Lien Documents) has delivered written notice of an Event of Default under (and as defined in) any Junior Lien Documents and that it intends to exercise its rights and remedies pursuant to a Junior Lien Documents (the “Standstill Period”); provided further that notwithstanding anything herein to the contrary, (x) in no event shall any Junior Lien Secured Party or Junior Lien Debt Representative authorize or direct the Collateral Agent if, notwithstanding the expiration of the Standstill Period, the First Lien Secured Parties or a First Lien Debt Representative shall have caused the Collateral Agent to commence and diligently pursue the exercise of rights and remedies with respect to all or any material portion of the Collateral and (y) the Standstill Period shall be stayed and shall not expire and shall be deemed not to have occurred (1) at any time the Collateral Agent at the direction of the First Lien Secured Parties or First Lien Debt Representatives has commenced and is diligently pursuing any enforcement action with respect to all or any material portion of the Collateral (with prompt written notice of the commencement of such action to be given to the Junior Lien Debt Representatives), (2) at any time the Company or any other Grantor which has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (3) at any time that the Second Lien Purchasers are exercising their rights under, and in accordance with, Section 7.17. Notwithstanding the foregoing, the Junior Lien Secured Parties may, in accordance with the applicable Junior Lien Documents, direct the Collateral Agent or the Junior Lien Debt Representative, as applicable:

(i) without any condition or restriction whatsoever, at any time after the Discharge of First Lien Obligations;

(ii) to deliver any notice or demand necessary to enforce (subject to the prior Discharge of First Lien Obligations) any right to claim, take or receive proceeds of Collateral, in each case, remaining after the Discharge of First Lien Obligations in the event of foreclosure or other enforcement of any Lien (other than Liens in favor of the Collateral Agent or a First Lien Secured Party);

(iii) as necessary to perfect or establish the priority (subject to First Liens) of the Junior Liens upon any Collateral, except that the Junior Lien Secured Parties may not require the Collateral Agent to take any action to perfect any Collateral through possession or control other than the Collateral Agent taking any action for possession or control required by the First Lien Secured Parties and the Collateral Agent agreeing pursuant to Section 7.04 that the Collateral Agent as agent for the benefit of the First Lien Secured Parties agrees to act as bailee and/or agent for the Collateral Agent for the benefit of the Junior Lien Secured Parties as specified in Section 7.04;

(iv) as necessary to create, prove, preserve or protect (but not enforce) the Junior Liens upon any Collateral;

(v) to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Lien Secured Parties, including any claims secured by the Collateral, if any, in each case that is in accordance with the terms of this Agreement; and

(vi) to vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Junior Lien Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the Collateral Agent (on behalf of the Junior Lien Secured Parties) or any Junior Lien Debt Representative may violate, or otherwise be inconsistent with the provisions of this Agreement.

(b) Until the Discharge of First Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, none of the Junior Lien Secured Parties or the Collateral Agent (unless acting pursuant to an Act of Required Secured Parties) will:

(i) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, or take any other action, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the First Lien Secured Parties in respect of the First Liens or that would limit, invalidate, avoid or set aside any First Lien or subordinate the First Liens to the Junior Liens or grant the Junior Liens equal ranking to the First Liens;

(ii) oppose or otherwise contest any motion for relief from the automatic stay or for any injunction against foreclosure or enforcement of First Liens made by any First Lien Secured Party in any Insolvency or Liquidation Proceeding;

(iii) oppose or otherwise contest any lawful exercise by any First Lien Secured Party of the right to credit bid First Lien Debt at any sale of Collateral in foreclosure of First Liens;

(iv) oppose or otherwise contest any other request for judicial relief made in any court by any First Lien Secured Party relating to the lawful enforcement of any First Lien;

(v) contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent or any other First Lien Secured Party or any other exercise by the Collateral Agent or any other First Lien Secured Party of any rights and remedies relating to the Collateral under the First Lien Documents or otherwise and each Junior Lien Debt Representative (on behalf of itself and each Junior Lien Secured Party) hereby waives any and all rights it may have to object to the time or manner in which the Collateral Agent, any First Lien Debt Representative or any other First Lien Secured Party seeks to enforce the First Lien Obligations or the First Liens;

(vi) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, enforceability, perfection, priority or extent of the First Liens or the amount, nature or extent of the First Lien Obligations; or

(vii) object to the forbearance by the Collateral Agent from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; provided that notwithstanding the foregoing, the Required Junior Lien Debtholders (or any Junior Lien Debt Representative representing such Required Junior Lien Debtholders) may direct the Collateral Agent with respect to the enforcement of Junior Lien Security Documents and rights and remedies against the Collateral after expiration of the Standstill Period to the extent provided in this Section 2.07.

Both before and during an Insolvency or Liquidation Proceeding, the Junior Lien Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims that are not prohibited by, or otherwise inconsistent with, this Agreement or the terms of the relevant Junior Lien Documents.

(c) At any time prior to the Discharge of First Lien Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company, any other Grantor or any Grantor or (2) the Collateral Agent and each Junior Lien Debt Representative have received written notice from any First Lien Debt Representative at the direction of an Act of Required Secured Parties stating that (A) any Series of First Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of First Liens securing one or more Series of First Lien Debt have become entitled under any First Lien Documents to and desire to enforce any or all of the First Liens by reason of a default under such First Lien Documents, no payment of money (or the equivalent of money) shall be made from the proceeds of Collateral by the Company or any other Grantor to the Collateral Agent (other than payments to the Collateral Agent for the benefit of the First Lien Secured Parties) for the benefit of any Junior Lien Secured Party (including, without limitation, payments and prepayments made for application to Junior Lien Obligations and all other payments and deposits made pursuant to any provision of any Junior Lien Document).

(d) All proceeds of Collateral received by the Collateral Agent, any Junior Lien Debt Representative or any other Junior Lien Secured Party in violation of Section 2.07(b) or 2.07(c), and all proceeds of Collateral received by any Junior Lien Debt Representative or other Junior Lien Secured Party in connection with any exercise of remedies against the Collateral, in each case, will be held by the Collateral Agent, the applicable Junior Lien Debt Representative or any other applicable Junior Lien Secured Party in trust for the account of the First Lien Secured Parties and remitted to the Collateral Agent upon demand by the Collateral Agent or any First Lien Debt Representative for application in accordance with Section 3.03 hereof. The Junior Liens will remain attached to and enforceable against all proceeds so held or remitted until applied to satisfy the First Lien Obligations. All proceeds of Collateral received by the Collateral Agent for the benefit of any holder of Junior Lien Obligations or the Junior Lien Secured Parties not in violation of the terms of the Credit Agreement or Sections 2.07(b), 2.07(c) or 2.07(d) of this Agreement will be received by the Collateral Agent and the Junior Lien Secured Parties free from the First Liens.

Without the consent of the Collateral Agent or any of the holders of Junior Lien Obligations (or any of their Junior Lien Debt Representatives), holders of First Lien Obligations and the First Lien Debt Representatives may enter into intercreditor arrangements to govern the relative priority among the various Series of First Lien Debt whose provisions are not inconsistent with those of the Security Documents or this Agreement.

Without the consent of the Collateral Agent or any of the holders of First Lien Obligations (or any of their First Lien Debt Representatives), holders of Junior Lien Obligations and the Junior Lien Debt Representatives may enter into intercreditor arrangements to govern the relative priority among the various Series of Junior Lien Debt whose provisions are not inconsistent with those of the Security Documents or this Agreement.

Section 2.08 Waiver of Right of Marshaling.

(a) Prior to the Discharge of First Lien Obligations, the Junior Lien Secured Parties and the Collateral Agent may not assert or enforce any marshaling, appraisal, valuation or other similar right accorded to a junior lienholder as against the First Lien Secured Parties (in their capacity as senior lienholders).

(b) Following the Discharge of First Lien Obligations, the Junior Lien Secured Parties may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the First Lien Secured Parties.

Section 2.09 Discretion in Enforcement of First Liens.

(a) In exercising rights and remedies with respect to the Collateral, at any time prior to a Discharge of First Lien Obligations the First Lien Secured Parties shall have the exclusive right to enforce (or refrain from enforcing) the provisions of the First Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(i) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the First Lien Obligations;

(ii) the enforcement or forbearance from enforcement of any First Lien in respect of the Collateral;

(iii) the exercise or forbearance from exercise of rights and powers of a holder of Capital Stock included in the Senior Security Interest to the extent provided in the First Lien Security Documents;

(iv) the acceptance of the Collateral in full or partial satisfaction of the First Lien Obligations; and

(v) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

Section 2.10 Amendments to First Lien Documents and Discretion in Enforcement of First Lien Obligations; Amendments to Junior Lien Documents.

(a) Without in any way limiting the generality of Section 2.09, the First Lien Secured Parties and the First Lien Debt Representatives may, at any time and from time to time, without the consent of or notice to the Junior Lien Secured Parties or the Junior Lien Debt Representatives, without incurring responsibility to the Junior Lien Secured Parties and the Junior Lien Debt Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Junior Lien Secured Parties and the Junior Lien Debt Representatives, do any one or more of the following:

(i) change the manner, place or terms of payment or extend or shorten the time of payment of, or renew or alter, the First Lien Obligations, or otherwise amend or supplement in any manner the First Lien Obligations, or any instrument evidencing the First Lien Obligations or any agreement under which the First Lien Obligations are outstanding including, without limitation, increasing the principal or other amount thereof and/or the applicable margin or similar component of interest rate;

(ii) release any Person or entity liable in any manner for the collection of the First Lien Obligations;

(iii) release the First Lien on any Collateral; and

(iv) exercise or refrain from exercising any rights against the Company and/or any other Grantor.

(b) Without the prior written consent of the First Lien Debt Representatives or unless permitted under the First Lien Documents, unless and until the Discharge of First Lien Obligations has occurred, no Junior Lien Document may be amended, restated, supplemented or otherwise modified and no Junior Lien Debt may be refinanced, to the extent such amendment, restatement, supplement, modification or refinancing, or the terms of such new Junior Lien Documents, would:

(i) contravene the provisions of this Agreement;

(ii) except with respect to the Notes, accelerate any date upon which a scheduled payment of principal or interest is due, cause the maturity date of such Junior Lien Debt to be prior to the date that is 91 days after the maturity date set forth in the Credit Agreement, or otherwise decrease the weighted average life to maturity of such Junior Lien Debt;

(iii) except with respect to the Notes, modify (or undertake any action having the effect of a modification of) the mandatory prepayment provisions of the Junior Lien Document in a manner materially adverse to the First Lien Secured Parties; or

(iv) reduce the capacity to incur the First Lien Debt to an amount less than the aggregate principal amount of First Lien Debt under the First Lien Documents on the day of any such amendment, restatement, supplement, modification or refinancing.

Section 2.11 Insolvency or Liquidation Proceedings.

(a) If in any Insolvency or Liquidation Proceeding and prior to the Discharge of First Lien Obligations, the First Lien Secured Parties by an Act of Required Secured Parties shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), or to permit the Company or any other Grantor to obtain financing, whether from the First Lien Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) then each of the Collateral Agent (on behalf of the Junior Lien Secured Parties) and each Junior Lien Debt Representative for itself and on behalf of the other Junior Lien Secured Parties represented by it, agrees that it will not raise any objection or otherwise contest (or support any Person objecting to or otherwise contesting) to such Cash Collateral use or DIP Financing (including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to the First Lien Secured Parties), and to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, the Collateral Agent will subordinate its Junior Liens on the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the First Lien Secured Parties or to the extent permitted by Section 2.11(d)); provided that the Junior Lien Secured Parties retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are inconsistent with the express terms hereof (including Section 2.11(d)). Each of the Collateral Agent (on behalf of the Junior Lien Secured Parties) and each Junior Lien Debt Representative (on behalf of itself and the Junior Lien Secured Parties represented by it) agrees that it will not seek consultation rights in connection with, and will not raise any objection or oppose or otherwise contest (or support any Person objecting to, opposing or otherwise contesting), a motion to sell, liquidate or otherwise dispose of Collateral under Section 363 of the Bankruptcy Code or any similar Bankruptcy Law if the requisite First

Lien Secured Parties have consented to such sale, liquidation or other disposition. Each of the Collateral Agent (on behalf of the Junior Lien Secured Parties) and each Junior Lien Debt Representative (on behalf of itself and the Junior Lien Secured Parties represented by it) further agrees that it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition if (x) the requisite First Lien Secured Parties have consented to such (i) retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (ii) the sale, liquidation or disposition of such assets, in which event the Junior Lien Secured Parties will be deemed to have consented to the sale or disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code or any similar Bankruptcy Law and (y) such motion does not impair the rights of the Junior Lien Secured Parties under Section 363(k) of the Bankruptcy Code or any similar Bankruptcy Law.

(b) Until the Discharge of First Lien Obligations has occurred, the Collateral Agent (on behalf of the Junior Lien Secured Parties) and each Junior Lien Debt Representative, on behalf of itself and the other Junior Lien Secured Parties represented by it, agrees that none of them shall (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral through an Act of Required Secured Parties, unless a motion for adequate protection permitted under Section 2.11(d) has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by the First Lien Secured Parties for relief from such stay.

(c) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan both on account of First Lien Obligations and on account of Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Junior Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(d) The Collateral Agent (on behalf of the Junior Lien Secured Parties) and each Junior Lien Debt Representative, on behalf of itself and the other Junior Lien Secured Parties represented by it, agrees that none of them shall contest (or support any other Person contesting) (1) any request by the First Lien Debt Representatives or the First Lien Secured Parties for adequate protection under any Bankruptcy Law or (2) any objection by the First Lien Debt Representatives or the First Lien Secured Parties to any motion, relief, action or proceeding based on the First Lien Secured Parties claiming a lack of adequate protection. Notwithstanding the foregoing provisions, in any Insolvency or Liquidation Proceeding (1) if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Collateral Agent (on behalf of the Junior Lien Secured Parties) or Junior Lien Debt Representative, on behalf of itself or any of the other Junior Lien Secured Parties represented by it, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to the First Lien Obligations under this Agreement and (2) each of the Collateral Agent, the Junior Lien Debt Representatives and the Junior Lien Secured Parties shall only be permitted to seek adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral, provided that as adequate protection for the First Lien Obligations, the Collateral Agent, on behalf of the First Lien Secured Parties, is also granted a senior Lien on such additional collateral; (B) replacement Liens on the Collateral, provided that as adequate protection for the First Lien Obligations, the Collateral Agent, on behalf of the First Lien Secured Parties, is also granted senior replacement Liens on the Collateral; (C) an administrative expense claim, provided that as adequate protection for the First Lien Obligations, the Collateral Agent, on behalf of the First Lien Secured Parties, is also granted an administrative expense claim which is senior and prior to the administrative expense claim of the Collateral Agent (on behalf of the Junior Lien Secured Parties) and each Junior Lien Debt Representative on behalf of the Junior Lien Secured Parties represented by it; and (D) cash payments with respect to interest on the Junior Lien Obligations, provided that (1) as adequate protection for the First Lien Obligations, the Collateral Agent, on behalf of the First Lien Secured Parties, is also granted cash payments with respect to interest on the First Lien Obligations, and (2) such cash payments with respect to interest (at the non-default rate) on the Junior Lien Obligations do not exceed an amount equal to the interest accruing on the principal amount of Junior Lien Obligations outstanding on the date such relief is granted at the interest rate under the applicable Junior Lien Documents and accruing from the date the Collateral Agent (on behalf of the Junior Lien Secured Parties) or the applicable Junior Lien Debt Representative on behalf of the Junior Lien Secured Parties represented by it is granted such relief. If any Junior Lien Secured Party receives post-petition interest and/or adequate protection payments in an Insolvency or Liquidation Proceeding (“Junior Lien Adequate Protection Payments”), and the First Lien Secured Parties do not receive payment in full in cash of all First Lien Obligations upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then each Junior Lien Secured Party shall pay over to the First Lien Secured Party an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Junior Lien Adequate Protection Payments received by such Junior Lien Secured Party and (ii) the amount of the short-fall (the “Short Fall”) in payment in full of the First Lien Obligations; provided that to the extent any portion of the Short Fall represents payments received by the First Lien Secured Parties in the form of promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, the First Lien Secured Parties shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property equal in value to the cash paid in respect of the Pay-Over Amount to the applicable Junior Lien Secured Parties in exchange for the Pay-Over Amount. Notwithstanding anything herein to the contrary, the First Lien Secured Parties shall not be deemed to have consented to, and expressly retain their rights to object to, the grant of adequate protection in the form of cash payments to the Junior Lien Secured Parties made pursuant to this Section 2.11(d).

(e) Nothing contained herein shall prohibit or in any way limit any First Lien Debt Representative or any other First Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Collateral Agent (on behalf of the Junior Lien Secured Parties), any Junior Lien Debt Representative or any of the other Junior Lien Secured Parties, including the seeking by the Collateral Agent (on behalf of the Junior Lien Secured Parties), any Junior Lien Debt Representative or any of the other Junior Lien Secured Parties of adequate protection or the assertion by the Collateral Agent (on behalf of the Junior Lien Secured Parties), any Junior Lien Debt Representative or any of the other Junior Lien Secured Parties of any of its rights and remedies under the Junior Lien Documents or otherwise.

(f) [Reserved].

(g) The Collateral Agent (on behalf of the Junior Lien Secured Parties), each Junior Lien Debt Representative (on behalf of itself and the Junior Lien Secured Parties represented by it), the Collateral Agent (on behalf of the First Lien Secured Parties) and each First Lien Debt Representative (on behalf of itself and the First Lien Secured Parties represented by it) each acknowledges and agrees that:

(i) the grants of Liens pursuant to the First Lien Security Documents and the Junior Lien Security Documents constitute two separate and distinct grants of Liens; and

(ii) because of, among other things, their differing rights in the Collateral, the Junior Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Secured Parties and the Junior Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Company and/or the other Grantors in respect of the Collateral (with the effect being that, to the extent the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest, including any additional interest payable pursuant to the First Lien Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Junior Lien Secured Parties with respect to the Collateral, with the Collateral Agent (on behalf of the Junior Lien Secured Parties) or each Junior Lien Debt Representative, as applicable, for itself and on behalf of the Junior Lien Secured Parties for whom it acts as representative, hereby acknowledging and agreeing to turn over to the First Lien Secured Parties, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Lien Secured Parties).

(h) The parties to this Agreement acknowledge that this Agreement is a “subordination agreement” under section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to the Company or any other Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

(i) Each Junior Lien Debt Representative, for itself and on behalf of the Junior Lien Secured Parties represented by it, waives any claim it may hereafter have against any First Lien Secured Party arising out of the election of any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding so long as such actions are not in express contravention of the terms of this Agreement.

Section 2.12 Collateral Shared Equally and Ratably within Class. The parties to this Agreement agree that the payment and satisfaction of all of the Secured Obligations within each Class will be secured equally and ratably by the Liens established in favor of the Collateral Agent for the benefit of the Secured Parties belonging to such Class, notwithstanding the time of incurrence of any Secured Obligations within such Class or the date, time, method or order of grant, attachment or perfection of any Liens securing such Secured Obligations within such Class and notwithstanding any provision of the UCC or any other applicable law, the time of incurrence of any Series of First Lien Debt or Series of Junior Lien Debt or the time of incurrence of any other First Lien Obligation or Junior Lien Obligation, or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the First Lien Obligations or the Junior Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced against the Company or any other Grantor, and it is the intent of the parties that, and each party hereto agrees for itself and the Junior Lien Secured Parties and First Lien Secured Parties (as applicable) represented by it that:

(a) all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of any Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Agent for the benefit of all Junior Lien Secured Parties equally and ratably; provided, however, that notwithstanding the foregoing, this provision will not be violated with respect to any particular Collateral and any particular Series of Junior Lien Debt if the Secured Debt Documents in respect thereof prohibit the applicable Junior Lien Debt Representative from accepting the benefit of a Lien on any particular asset or property or such Junior Lien Debt Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property; and

(b) all First Lien Obligations will be and are secured equally and ratably by all First Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of any Series of First Lien Debt, and that all such First Liens will be enforceable by the Collateral Agent for the benefit of all First Lien Secured Parties equally and ratably; provided, however, that notwithstanding the foregoing, this provision will not be violated with respect to any particular Collateral and any particular Series of First Lien Debt if the Secured Debt Documents in respect thereof prohibit the applicable First Lien Debt Representative from accepting the benefit of a Lien on any particular asset or property or such First Lien Debt Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property.

It is understood and agreed that nothing in this Section 2.12 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.06.

Section 2.13 Similar Liens and Agreements. The parties hereto agree that it is their intention that the Collateral for the First Lien Obligations and the Collateral for the Junior Lien Obligations be identical, except as required under applicable law. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement, that the Security Documents creating or evidencing the First Liens and the Junior Liens will be in all material respects the same forms of documents other than as is necessary or appropriate to reflect the first lien and second lien nature of the Obligations thereunder or as required by applicable law.

Section 2.14 No New Liens. Subject to the terms hereof, the parties hereto agree that, so long as the Discharge of First Lien Obligations has not occurred, (a) none of the Grantors shall, or shall permit any of its Subsidiaries to, (1) grant any additional Liens on any asset or property of any Grantor to secure any Junior Lien Obligation unless it has granted, or substantially concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the First Lien Obligations, or (2) grant any additional Liens on any asset or property of any Grantor to secure any First Lien Obligations unless it has granted, or substantially concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Junior Lien Obligations; and (b) if any Junior Lien Debt Representative or any other Junior Lien Secured Party shall hold any Lien on any assets or property of any Grantor securing any Junior Lien Obligations that are not also subject to the first priority Liens securing all First Lien Obligations under the First Lien Security Documents, such Junior Lien Debt Representative or other Junior Lien Secured Party (i) shall notify the Collateral Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each First Lien Debt Representative as security for the First Lien Obligations, shall assign such Lien to the Collateral Agent as security for all First Lien Obligations for the benefit of the First Lien Secured Parties (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to each First Lien Debt Representative, shall be deemed to hold and have held such Lien for the benefit of each First Lien Debt Representative and the other First Lien Secured Parties as security for the First Lien Obligations. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to any First Lien Debt Representative or any other First Lien Secured Party, each Junior Lien Debt Representative agrees, for itself and on behalf of the other Junior Lien Secured Parties, that any amounts received by or distributed to any Junior Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.14 shall be subject to Section 3.04.

Section 2.15 Confirmation of Subordination in Parity Lien Security Documents. Each of the Company and the other Grantors agree that each Junior Lien Security Document shall include the following language (or language to similar effect approved by the Controlling Representative):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent for the benefit of the Junior Lien Secured Parties pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent for the benefit of the Junior Lien Secured Parties hereunder are subject to the provisions of the Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of September 21, 2023 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), among Diamond Offshore Drilling, Inc. (the

“Parent”), Diamond Foreign Asset Company (the “Company”), the other Grantors from time to time party thereto, HSBC Bank USA, National Association, as Administrative Agent under the Credit Agreement, HSBC Bank USA, National Association, as Trustee under the Indenture and HSBC Bank USA, National Association, as Collateral Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control to the extent permitted by mandatory law applicable to the Intercreditor Agreement.”

Section 2.16 Certain Letter of Credit Collateral. Notwithstanding anything in this Agreement or any other First Lien Documents or Junior Lien Documents to the contrary, collateral consisting of cash, cash equivalents, financial assets, securities accounts and/or deposit accounts pledged to secure First Lien Obligations or Junior Lien Obligations consisting of reimbursement obligations in respect of letters of credit, or otherwise held by the Collateral Agent or any issuer of letters of credit constituting First Lien Obligations or Junior Lien Obligations pursuant to (x) in the case of Obligations under the Credit Agreement, Article III of the Credit Agreement (or any equivalent successor provision) and (y) in the case of Additional Secured Debt that is designated as First Lien Debt or Junior Lien Debt, provisions equivalent to Article III of the Credit Agreement (“L/C Collateral”), shall, in each case, be applied as specified in the applicable First Lien Document or Junior Lien Document and will not constitute Collateral that is required to secure any other Obligations (the “Non-Shared Collateral”), and it is understood and agreed that this Agreement shall not restrict the rights of any applicable First Lien Secured Party or Junior Lien Secured Party to pursue enforcement proceedings, exercise remedies or make determinations with respect to such Non-Shared Collateral in accordance with the applicable First Lien Documents or Junior Lien Documents.

ARTICLE III.

APPOINTMENT, POWERS AND DUTIES OF COLLATERAL AGENT

Section 3.01 Appointment and Undertaking of the Collateral Agent.

(a) Each Secured Party acting through its respective Secured Debt Representative and/or by its acceptance of the benefits of the Security Documents hereby appoints HSBC Bank USA, National Association to serve as security trustee and Collateral Agent hereunder on the terms and subject to the conditions set forth herein. Subject to, and in accordance with, this Agreement, the Collateral Agent will, as Collateral Agent, for the benefit solely and exclusively of the present and future Secured Parties, in accordance with the terms of this Agreement:

(i) accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(ii) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(iii) deliver and receive notices pursuant to this Agreement and the Security Documents;

(iv) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(v) remit as provided in Section 3.04 all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(vi) execute and deliver (i) amendments and supplements to the Security Documents as from time to time authorized pursuant to Section 7.01 upon receipt of an Officers’ Certificate certifying that the amendment or supplement was permitted under Section 7.01 and (ii) acknowledgements of Intercreditor Joinders delivered pursuant to Section 3.08 or 7.22 hereof;

(vii) release or subordinate any Lien granted to it by any Security Document upon any Collateral if and as required by Section 3.02 or Article IV;

(viii) act or decline to act in connection with any enforcement of Liens as provided in Section 3.03; and

(ix) enter into, be party to and perform all obligations and exercise all rights and powers under any intercreditor agreements, including any amendments, modifications, supplements, restatements or replacements thereof from time to time to the extent permitted by the Secured Debt Documents.

(b) Each party to this Agreement (in the case of each Secured Debt Representative, on behalf of itself and the Secured Parties represented by it) acknowledges and consents to the undertaking of the Collateral Agent set forth in Section 3.01(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Agent.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding with respect to any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have been directed in writing by an Act of Required Secured Parties and then only in accordance with the provisions of this Agreement; provided, that notwithstanding the foregoing, the Required Junior Lien Debtholders (or any Junior Lien Debt Representative representing such Required Junior Lien Debtholders) may direct the Collateral Agent with respect to the enforcement of Junior Lien Security Documents and rights and remedies against the Collateral after expiration of the Standstill Period to the extent provided in Section 2.07.

(d) The Collateral Agent shall act or decline to act in connection with any enforcement of Liens as provided in Section 3.03.

(e) Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its Affiliates may serve as Collateral Agent.

(f) For the avoidance of doubt, with respect to the First Lien, this Section 3.01 is a continuation of the appointment provisions contained in Section 6.01 of the Existing Intercreditor, and not a novation thereof.

Section 3.02 Release or Subordination of Liens. The Collateral Agent will not release or subordinate any Lien of the Collateral Agent (and the other Secured Parties, as applicable) granted under any Security Document or consent to the release or subordination of any Lien of the Collateral Agent granted under any Security Document, except:

(a) solely with respect to subordination, as directed by an Act of Required Secured Parties accompanied by an Officers’ Certificate to the effect that the subordination was permitted by each applicable Secured Debt Document;

(b) as required by Article IV;

(c) as ordered pursuant to applicable law under a final and non-appealable order or judgment of a court of competent jurisdiction; or

(d) for the subordination of the Junior Security Interest and the Junior Liens to the Senior Security Interest and the First Liens.

Section 3.03 Enforcement of Liens. If the Collateral Agent at any time receives written notice stating that a Secured Debt Default has occurred, the Collateral Agent will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Agent shall await direction by an Act of Required Secured Parties and will act, or decline to act, as directed by an Act of Required Secured Parties, in the exercise and enforcement of the Collateral Agent’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Agent will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Secured Parties; provided, however, that upon expiration of the Standstill Period the Collateral Agent shall exercise or decline to exercise enforcement rights, powers and remedies as directed by the Required Junior Lien Debtholders as provided in Section 2.07 hereof unless the First Lien Secured Parties or a First Lien Debt Representative shall have caused the Collateral Agent to commence and diligently pursue the exercise of rights and remedies with respect to all or any material portion of the Collateral. Unless it has been directed to the contrary by an Act of Required Secured Parties, the Collateral Agent in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable.

Section 3.04 Application of Proceeds.

(a) The Collateral Agent will apply the proceeds of any collection, sale, foreclosure or other realization upon, or exercise of any right or remedy with respect to, any Collateral and the proceeds thereof, Sale Proceeds, and the proceeds of any insurance policy or any assignment of earnings required under any First Lien Document or Junior Lien Document or otherwise covering the Collateral in the following order of application:

FIRST, to the payment of all amounts payable under the Secured Debt Documents on account of the Collateral Agent’s, Credit Agreement Administrative Agent’s and Note Trustee’s respective fees and any reasonable and documented legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Agent, Credit Agreement Administrative Agent, Notes Trustee or any of their respective co-trustees or agents in connection with any Secured Debt Document (including, but not limited to, indemnification obligations that are then due and payable);

SECOND, to the repayment of obligations, other than the Secured Obligations, secured by a Permitted Prior Lien on the Collateral sold or realized upon to the extent that such other Lien has priority over the First Liens but only if such obligation is discharged (in whole or in part) in connection with such sale or other realization;

THIRD, to the respective First Lien Debt Representatives on a pro rata basis (or such other basis as set forth in any intercreditor agreement in respect of one or more Series of First Lien Debt in accordance with the written instruction of the respective First Lien Debt Representatives) for each Series of First Lien Debt that is secured by such Collateral, for application to the payment of all such outstanding First Lien Debt and any such other First Lien Obligations that are then due and payable and so secured (for application in such order as may be provided in the First Lien Documents applicable to the respective First Lien Obligations) in an amount sufficient to pay in full in cash all outstanding First Lien Debt and all other First Lien Obligations that are then due and payable (including all interest and fees accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the First Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable First Lien Document) of all outstanding letters of credit constituting First Lien Debt);

FOURTH, to the respective Junior Lien Debt Representatives on a pro rata basis (or such other basis as set forth in any intercreditor agreement in respect of one or more Series of Junior Lien Debt in accordance with the written instruction of the respective Junior Lien Debt Representatives) for each Series of Junior Lien Debt that is secured by such Collateral for application to the payment of all outstanding Junior Lien Debt and any other Junior Lien Obligations that are so secured and then due and payable (for application in such order as may be provided in the Junior Lien Documents applicable to the respective Junior Lien Obligations) in an amount sufficient to pay in full in cash all outstanding Junior Lien Debt and all other Junior Lien Obligations that are then due and payable and so secured (including, to the extent legally permitted, all interest and fees accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Junior Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit, if any, constituting Junior Lien Debt); and

FIFTH, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Company or the other applicable Grantor, as the case may be, its successors or assigns, or to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, if any Series of Secured Debt has released its Lien on any Collateral as described in Section 4.04, then such Series of Secured Debt and any related Secured Obligations of that Series of Secured Debt thereafter shall not be entitled to share in the proceeds of any Collateral so released by that Series of Secured Debt.

(b) If any Junior Lien Debt Representative or any other Junior Lien Secured Party collects or receives any proceeds of such foreclosure, collection or other enforcement, proceeds of any insurance, Sale Proceeds or any proceeds subject to Liens that have been avoided or otherwise invalidated that should have been applied to the payment of the First Lien Obligations in accordance with Section 3.04(a) above, whether before or after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Junior Lien Debt Representative or such Junior Lien Secured Party, as the case may be, will forthwith deliver the same to the Collateral Agent, for the account of the First Lien Secured Parties, to be applied in accordance with Section 3.04(a). Until so delivered, such proceeds shall be segregated and will be held in trust by that Junior Lien Debt Representative or that other Junior Lien Secured Party, as the case may be, for the benefit of the First Lien Secured Parties. For the avoidance of doubt, these provisions will not apply to payments received by any holder of Junior Lien Obligations if such payments are not proceeds of, or the result of a realization upon, Collateral.

(c) This Section 3.04 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the Collateral Agent as holder of First Liens and Junior Liens. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver an Intercreditor Joinder including a lien sharing and priority confirmation as provided in Section 3.08 at the time of incurrence of such Series of Secured Debt.

(d) In connection with the application of proceeds pursuant to Section 3.04(a), except as otherwise directed by an Act of Required Secured Parties, the Collateral Agent may (but shall not be obligated to) sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(e) In making the determinations and allocations in accordance with Section 3.04(a), the Collateral Agent may conclusively rely upon information supplied by the relevant First Lien Debt Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective First Lien Debt and any other First Lien Obligations and information supplied by the relevant Junior Lien Debt Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Junior Lien Debt and any other Junior Lien Obligations. Without limiting the generality of the foregoing, each of the Secured Debt Representatives hereby agrees that, upon request of the Collateral Agent, it shall promptly deliver a certificate to the Collateral Agent specifying, as of the requested date, the amount of any Secured Obligations under the Secured Debt Documents represented by it. If requested by the Collateral Agent, each Secured Debt Representative so requested shall supply the Collateral Agent with reasonable supporting documentation to evidence the amount of such Secured Obligations.

Section 3.05 Powers of the Collateral Agent.

(a) The Collateral Agent is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article III or, subject to the other provisions of this Agreement, as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Secured Parties.

(b) No Secured Debt Representative or Secured Party (other than the Collateral Agent) will have any liability whatsoever for any act or omission of the Collateral Agent.

Section 3.06 Documents and Communications. The Collateral Agent will permit each Secured Debt Representative upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Agent in its capacity as such.

Section 3.07 For Sole and Exclusive Benefit of the Secured Parties. The Collateral Agent will accept, hold, administer and enforce all Liens on the Collateral at any time granted, transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent and all other property comprising the Security Interests solely and exclusively for the benefit of the present and future holders of present and future Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.04.

Section 3.08 Additional Secured Debt.

(a) The Collateral Agent will, as Collateral Agent hereunder, perform its undertakings set forth in this Agreement with respect to any Funded Debt that is issued or incurred after the date hereof if:

(i) such Funded Debt is identified as Junior Lien Debt or First Lien Debt in accordance with the procedures set forth in Section 3.08(b); and

(ii) unless such Funded Debt is issued under an existing Secured Debt Document for any Series of Secured Debt whose Secured Debt Representative is already party to this Agreement, the designated Secured Debt Representative identified pursuant to Section 3.08(b) signs an Intercreditor Joinder and delivers the same to the Collateral Agent.

Notwithstanding the foregoing, (x) the incurrence of revolving credit obligations under commitments that have previously been designated as Secured Debt, (y) the issuance of letters of credit and incurrence of reimbursement obligations in respect thereof or in respect of Cash Management Obligations or obligations under Swap Agreements under or in connection with commitments that have previously been designated as Secured Debt; and (z) the issuance of additional Notes under the Indenture shall automatically constitute Secured Debt and shall not require compliance with the procedures set forth in Section 3.08(b).

(b) The Company will be permitted to designate as Secured Debt hereunder any Funded Debt that is incurred by the Company or any other Grantor after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. The Company may only effect such designation by delivering to the Collateral Agent an Additional Secured Debt Designation that:

(i) states that the Company or such other Grantor intends to incur additional Secured Debt (“Additional Secured Debt”) which will either be (as specified in such Additional Secured Debt Designation) (A) First Lien Debt not prohibited by any Secured Debt Document to be incurred and secured by a First Lien equally and ratably with all previously existing and future First Lien Debt or (B) Junior Lien Debt not prohibited by any Secured Debt Document to be incurred and secured with a Junior Lien equally and ratably with all previously existing and future Junior Lien Debt;

(ii) specifies the name and address of the Secured Debt Representative for such Additional Secured Debt for purposes of Section 7.08 of this Agreement;

(iii) states that the Company and each other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents;

(iv) attaches as Exhibit 1 to such Additional Secured Debt Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement, which Reaffirmation Agreement has been duly executed by the Company and each other Grantor; and

(v) states that the Company has caused a copy of the Additional Secured Debt Designation and the related Intercreditor Joinder to be delivered to each then existing Secured Debt Representative.

Although the Company shall be required to deliver a copy of each Additional Secured Debt Designation and each Intercreditor Joinder to each then existing Secured Debt Representative, the failure to so deliver a copy of the Additional Secured Debt and/or Intercreditor Joinder to any then existing Secured Debt Representative shall not affect the status of such debt as Additional Secured Debt if the other requirements of this Section 3.08 are complied with. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any other Grantor to incur additional Funded Debt or Liens if prohibited by the terms of any Secured Debt Document.

(c) With respect to any Secured Debt that is issued or incurred after the date hereof, the Company and each of the other Grantors agrees to take such actions (if any) as may from time to time reasonably be necessary or as may be requested by the Collateral Agent, any First Lien Debt Representative, any Junior Lien Debt Representative or any Act of Required Secured Parties, and enter into such technical amendments, modifications and/or supplements to the then existing Guarantees and Security Documents (or execute and deliver such additional Security Documents), including, without limitation, the execution of an amendment to any vessel mortgage forming part of the Security Documents and its recordation with any applicable vessel registry, as may from time to time be reasonably necessary or requested by such Persons, to ensure that the Additional Secured Debt is secured by, and entitled to the benefits of, the relevant Security Documents, and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Agent to enter into, any such technical amendments, modifications and/or supplements (and additional Security Documents). The Company and each other Grantor hereby further agree that, if there are any recording, filing, documentary stamp tax or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.08(c), all such amounts shall be paid by, and shall be for the account of, the Company and the respective Grantors, on a joint and several basis.

(d) [reserved].

(e) The Company shall have the right at any time on or after the Discharge of First Lien Obligations has occurred to enter into any First Lien Document evidencing First Lien Debt the incurrence of which is not prohibited by the applicable Secured Debt Documents and to designate such Funded Debt as First Lien Debt in accordance with Section 3.08(b). At any time from and after the date of such designation pursuant to Section 3.08(b) (the “Reference Date”), subject to compliance with Section 3.08(c), the obligations under such First Lien Document shall automatically and without further action be treated as First Lien Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Junior Lien Obligations shall be at all times subordinated and junior to such First Liens Obligations pursuant to the terms of this Agreement, including with respect to Junior Lien Obligations that were incurred or outstanding on or prior to the Reference Date.

ARTICLE IV.

OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE OTHER GRANTORS

Section 4.01 Release or Subordination of Liens on Collateral,

(a) The Collateral Agent’s Liens upon the Collateral will be released in any of the following circumstances:

(i) in whole, as to both the First Liens and the Junior Liens, upon the later of the Discharge of First Lien Obligations and the Discharge of Junior Lien Obligations;

(ii) in whole, as to the First Lien only, upon the written request of the Company to the Collateral Agent, at any time when there has been a Discharge of First Lien Obligations;

(iii) in whole, as to the Junior Lien only, upon the written request of the Company to the Collateral Agent, at any time when there has been a Discharge of Junior Lien Obligations;

(iv) as to a release of any Collateral that (x) is or becomes an Excluded Property (as defined in the Credit Agreement, the Indenture or any other Secured Debt Document (or any equivalent defined term in such agreements)) or (y) is sold, transferred or otherwise disposed of by the Company or any other Grantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Restricted Subsidiary (as defined in the Credit Agreement, Indenture or any other Secured Debt Document) in a transaction or other circumstance that complies with each applicable Secured Debt Document; provided, that this clause (iv) shall not apply to sales or dispositions subject to Section 8.4 of the Credit Agreement (Fundamental Changes), Article 5 (Successors) of the Indenture or functionally equivalent provisions in other Secured Debt Documents;

(v) as to a release of less than all or substantially all of the Collateral (other than pursuant to clause (iv) above), if directed by an Act of Required Secured Parties accompanied by an Officers’ Certificate to the effect that the release was permitted by each applicable Secured Debt Document; provided, that this clause (v) shall not apply (A) in the case of the Discharge of First Lien Obligations or (B) to sales or dispositions subject to Section 8.4 (Fundamental Changes) of the Credit Agreement, Article 5 (Successors) of the Indenture or functionally equivalent provisions in other Secured Debt Documents;

(vi) as to a release of all or substantially all of the Collateral (other than pursuant to clauses (i), (ii) or (iii) above), if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents and (B) the Company has delivered an Officers’ Certificate to the Collateral Agent certifying that any such necessary consents have been obtained;

(vii) (A) if any Grantor is released from its obligations under each of the Junior Lien Documents, then the Junior Liens on the Collateral granted by such Grantor and the obligations of such Grantor under its Guarantee of the Junior Lien Obligations, shall be automatically, unconditionally and simultaneously released and (B) if any Grantor is released from its obligations under each of the First Lien Documents, then the First Liens on the Collateral granted by such Grantor and the obligations of such Grantor under its Guarantee of the First Lien Obligations, shall be automatically, unconditionally and simultaneously released;

(viii) as to the Junior Lien only, upon (A) release (other than a release as a result of the Discharge of the First Lien Obligations) of the First Lien on such Collateral pursuant to the First Lien Documents and (B) delivery by the Company to the Collateral Agent of an Officer’s Certificate certifying as to the same, together with an Officer’s Certificate; and

(ix) notwithstanding any of the foregoing, (A) if the Collateral Agent is exercising its rights or remedies with respect to the Collateral under the First Lien Security Documents pursuant to an Act of Required Secured Parties, and the Collateral Agent releases any of the First Liens on any part of the Collateral or any Grantor is released from its obligations under its Guarantee of the First Lien Obligations in connection therewith, then the Junior Liens on such Collateral and the obligations of such Grantor under its Guarantee of the Junior Lien Obligations shall be automatically, unconditionally and simultaneously released and (B) if in connection with any exercise of rights and remedies by the Collateral Agent under the First Lien Security Documents pursuant to an Act of Required Secured Parties, the Capital Stock of any Person is foreclosed upon or otherwise disposed of and the Collateral Agent releases the First Lien on the property or assets of such Person then the Junior Liens with respect to the property or assets of such Person will be concurrently and automatically released to the same extent as the First Liens on such property or assets are released.

(b) The Collateral Agent agrees for the benefit of the Company and the other Grantors that if the Collateral Agent at any time receives

(i) an Officers’ Certificate stating that (A) the signing officer has read Article IV of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with;

(ii) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and

(iii) prior to the Discharge of First Lien Obligations, the written confirmation of each First Lien Debt Representative (or, at any time after the Discharge of First Lien Obligations, each Junior Lien Debt Representative) (such confirmation to be given following receipt of, and may be based solely on, the Officers’ Certificate described in clause (i) above) that, in its view, such release is permitted by the respective Secured Debt Documents governing the Secured Obligations the holders of which such Secured Debt Representative represents;

then the Collateral Agent will, at the cost of the Company, execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Company or other applicable Grantor on or before the later of (x) the date specified in such request for such release and (y) the second Business Day after the date of receipt of the items required by this Section 4.01(b) by the Collateral Agent.

(c) The Collateral Agent hereby agrees that:

(i) in the case of any release pursuant to clause (iv) of Section 4.01(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Company or other applicable Grantor, the Collateral Agent will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(ii) at any time when a Secured Debt Default under a Series of Secured Debt that constitutes Junior Lien Debt has occurred and is continuing, within one Business Day of the receipt by it of any Act of Required Secured Parties pursuant to Section 4.01(a)(v), the Collateral Agent will deliver a copy of such Act of Required Secured Parties to each Secured Debt Representative.

(d) Each Secured Debt Representative hereby agrees that:

(i) as soon as reasonably practicable after receipt of an Officers’ Certificate from the Company pursuant to Section 4.01(b)(i), it will, to the extent required by Section 4.01(b)(iii), either provide (A) the written confirmation required by Section 4.01(b)(iii), (B) a written statement that such release is not permitted by Section 4.01 or (C) a request for further information from the Company reasonably necessary to determine whether the proposed release is permitted by Section 4.01 and after receipt of such information such Secured Debt Representative will as soon as reasonably practicable either provide the written confirmation or statement required pursuant to clause (A) or (B), as applicable; and

(ii) within one Business Day of the receipt by it of any notice from the Collateral Agent pursuant to Section 4.01(c)(ii), such Secured Debt Representative will deliver a copy of such notice to each registered holder of the Series of First Lien Debt or Series of Junior Lien Debt for which it acts as Secured Debt Representative.

Section 4.02 Delivery of Copies to Secured Debt Representatives. The Company will deliver to each Secured Debt Representative a copy of each Officers’ Certificate delivered to the Collateral Agent pursuant to Section 4.01(b)(i), together with copies of all documents delivered to the Collateral Agent with such Officers’ Certificate. The Secured Debt Representatives will not be obligated to take notice thereof or to act thereon, except as provided by Section 4.01(d).

Section 4.03 Collateral Agent not Required to Serve, File or Record. The Collateral Agent is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if the Company or any other Grantor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Agent shall comply with the written request of such Company or other Grantor to comply with the requirements of such UCC provision if the Collateral Agent has received the documents contemplated in Section 4.01.

Section 4.04 Release of Liens in Respect of any Series of First Lien Debt or any Series of Junior Lien Debt.

(a) Release of Liens in Respect of the Notes. In addition to any release pursuant to Section 4.01 hereof, the Collateral Agent’s Junior Lien will no longer secure the Notes outstanding under the Indenture or any other Obligations under the Indenture, and the right of the holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Agent’s Junior Lien on the Collateral will terminate and be discharged:

(i) upon satisfaction and discharge of the Indenture as set forth under Section 8.01(a) (Discharge of Liability on Notes; Defeasance) of the Indenture;

(ii) upon a Legal Defeasance Option or Covenant Defeasance Option of the Notes as set forth under Article 8 (Discharge of Indenture; Defeasance) of the Indenture;

(iii) upon payment in full and discharge of all Notes outstanding under the Indenture and all Obligations that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged; or

(iv) in whole or in part, with the consent of the holders of the requisite percentage of Notes in accordance with [Article 9 (Amendments)] of the Indenture.

(b) Release of Liens in Respect of any Series of First Lien Debt Other than the Obligations under the Credit Agreement or any Series of Junior Lien Debt Other than the Notes and other Obligations under the Indenture. In addition to any release pursuant to Section 4.01 hereof, as to any Series of First Lien Debt (other than Obligations under the Credit Agreement), the Collateral Agent’s (and First Lien Secured Parties’, as applicable) First Lien will no longer secure such Series of First Lien Debt if the requirements of a Discharge of First Lien Obligations are satisfied with respect to such Series of First Lien Debt and all First Lien Obligations related thereto. In addition to any release pursuant to Section 4.01 hereof, as to any Series of Junior Lien Debt (other than the Notes or other Obligations under the Indenture), the Collateral Agent’s (and Junior Lien Secured Parties’, as applicable) Junior Lien will no longer secure such Series of Junior Lien Debt if the requirements of a Discharge of Junior Lien Obligations are satisfied with respect to such Series of Junior Lien Debt and all Junior Lien Obligations related thereto.

(c) Release of Liens in Respect of the Credit Agreement. In addition to any release pursuant to Section 4.01 hereof, the Collateral Agent’s (and First Lien Secured Parties’, as applicable) First Liens on the Collateral shall be released in accordance with Section 10.9 of the Credit Agreement to the extent the terms and conditions thereunder have been satisfied.

Section 4.05 Collateral Matters. Notwithstanding anything in this Agreement or any other First Lien Document or Junior Lien Document to the contrary, the time period for any delivery, filing, perfection or other action in respect of the Collateral or insurance (including any notice in respect thereof) as provided in any First Lien Document can be extended by the Credit Agreement Administrative Agent in its sole discretion and any such extension shall be applicable to an equal extent under the corresponding Junior Lien Documents.

ARTICLE V.

IMMUNITIES OF THE COLLATERAL AGENT

Section 5.01 No Implied Duty. The Collateral Agent will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents. Notwithstanding anything in this Agreement or any other Security Document to the contrary, the Collateral Agent will not be required to expend or risk any of its own funds, or to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents, or in connection with which it determines it would incur liability. The Collateral Agent shall be entitled to take any action or refuse to take any action that the Collateral Agent reasonably believes is necessary to comply with any applicable law, regulation or court order.

Section 5.02 Appointment of Agents and Advisors. The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, sub-agents, attorneys, accountants, appraisers or other experts or advisors selected by it with due care and will not be responsible for any misconduct or negligence on the part of any of them.

Section 5.03 Other Agreements. The Collateral Agent has accepted its appointment as Collateral Agent hereunder and is bound by the Security Documents executed by the Collateral Agent as of the date of this Agreement and, as directed by an Act of Required Secured Parties, the Collateral Agent shall execute additional intercreditor agreements or Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Agent. The Collateral Agent will not otherwise be deemed to have knowledge of, be bound by, or be held obligated by, the provisions of any credit agreement, indenture, hedge agreement or other agreement governing Secured Debt (other than this Agreement and the other Security Documents to which it is a party).

Section 5.04 Solicitation of Instructions.

(a) The Collateral Agent may at any time solicit written confirmatory instructions, in the form of an Act of Required Secured Parties, an Officers’ Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents and, without limiting Section 5.05, will not be deemed to have breached its obligations pursuant to this Agreement by failing to take such action if such written confirmatory instructions are not provided.

(b) No written direction given to the Collateral Agent by an Act of Required Secured Parties that in the sole judgment of the Collateral Agent imposes, purports to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept such direction.

Section 5.05 Limitation of Liability. The Collateral Agent will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence, bad faith or willful misconduct as determined by a final, non-appealable order by a court of competent jurisdiction. Notwithstanding anything to the contrary herein, in no event shall the Collateral Agent be liable for any punitive, consequential, special or indirect damages of any kind even if such damages were foreseeable. For the avoidance of doubt, the Collateral Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Agreement or any other Security Agreement by reason of any occurrence beyond the control of the Collateral Agent (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 5.06 Documents in Satisfactory Form. Without limiting Section 5.07, the Collateral Agent will be entitled, but not obligated, to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

Section 5.07 Entitled to Rely. The Collateral Agent may seek and conclusively rely upon, and shall be fully protected in conclusively relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel (including, but not limited to, legal counsel to the Company, any other Grantor or any Secured Party), independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any other Grantor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the Secured Parties for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may rely conclusively on such Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

Section 5.08 Secured Debt Default. The Collateral Agent will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Secured Parties.

Section 5.09 Actions by Collateral Agent. As to any matter not expressly provided for by this Agreement or the other Security Documents, subject to the provisions of this Article V, the Collateral Agent will act or refrain from acting as directed by an Act of Required Secured Parties and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the Secured Parties.

Section 5.10 Security or Indemnity in favor of the Collateral Agent. The Collateral Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder (or any omission to perform or exercise) unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take or omitting to take such action.

Section 5.11 Rights of the Collateral Agent. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Agent and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Agent is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Agent is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

Section 5.12 Limitations on Duty of Collateral Agent in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(b) Except as expressly provided in Section 5.12(b), the Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent as determined by a court of competent jurisdiction, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent hereby disclaims any representation or warranty to the current and future holders of the Secured Obligations concerning the perfection of the security interests granted to it or in the value of any Collateral.

Section 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(i) each of the parties to the Security Documents (other than this Agreement) will remain liable thereunder to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(ii) the exercise by the Collateral Agent of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(iii) the Collateral Agent will not be obligated to perform any of the obligations or duties of any of the parties to the Security Documents other than the Collateral Agent.

Section 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign immediately as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

Section 5.15 Rights of Collateral Agent. In its appointment hereunder and in acting or refraining to act hereunder, the Collateral Agent shall enjoy all the same rights, protections, indemnities and limitations of liabilities provided to it under the applicable Secured Debt Documents as if they were expressly provided for in this Agreement.

ARTICLE VI.

RESIGNATION AND REMOVAL OF

THE COLLATERAL AGENT

Section 6.01 Resignation or Removal of Collateral Agent. Subject to the appointment of a successor Collateral Agent as provided in Section 6.02 and the acceptance of such appointment by the successor Collateral Agent:

(a) the Collateral Agent may resign at any time by giving not less than 30 days’ notice of resignation to each Secured Debt Representative and the Company; and

(b) the Collateral Agent may be removed at any time, with or without cause, by an Act of Required Secured Parties.

Section 6.02 Appointment of Successor Collateral Agent. Upon any such resignation or removal, a successor Collateral Agent may be appointed by an Act of Required Secured Parties. If no successor Collateral Agent has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Agent gave notice of resignation or was removed, the retiring Collateral Agent may (at the expense of the Company), at its option, appoint a successor Collateral Agent, or petition a court of competent jurisdiction for appointment of a successor Collateral Agent, which must be a bank or trust company:

(i) authorized to exercise corporate trust powers;

(ii) having a combined capital and surplus of at least $500,000,000;

(iii) maintaining an office in New York, New York; and

(iv) that is not a Secured Debt Representative, the Company or an Affiliate of the Company.

Other than as contemplated in Section 5.14, the Collateral Agent will fulfill its obligations hereunder until a successor Collateral Agent meeting the requirements of this Section 6.02 has accepted its appointment as Collateral Agent and the provisions of Section 6.03 have been satisfied.

Section 6.03 Succession. When the Person so appointed as successor Collateral Agent accepts such appointment:

(a) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Agent, and the predecessor Collateral Agent will be discharged from its duties and obligations hereunder; and

(b) the predecessor Collateral Agent will (at the expense of the Company) promptly transfer all Liens and collateral security and other property comprising the Security Interests within its possession or control to the possession or control of the successor Collateral Agent and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Agent to transfer to the successor Collateral

Agent all Liens, interests, rights, powers and remedies of the predecessor Collateral Agent in respect of the Security Documents or the Security Interests, including, without limitation, the execution of an amendment to any vessel mortgage forming part of the Security Documents and its recordation with any applicable vessel registry.

Notwithstanding the foregoing, thereafter the predecessor Collateral Agent will remain entitled to enforce the immunities granted to it in Article V and the provisions of Sections 7.11 and 7.12.

Section 6.04 Merger, Conversion or Consolidation of Collateral Agent. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, amalgamation conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the business of the Collateral Agent shall be the successor of the Collateral Agent pursuant to Section 6.03; provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (i) through (iv) of Section 6.02 and (ii) prior to any such merger, conversion or consolidation, the Collateral Agent shall have notified the Company, each First Lien Debt Representative and each Junior Lien Debt Representative thereof in writing; provided that such notification may take place as soon as practicable subsequent to any such merger, conversion or consolidation to the extent the Collateral Agent was prohibited by binding legal documentation from providing earlier notice.

Section 6.05 Parallel Debt.

(a) Each Credit Party hereby irrevocably and unconditionally undertakes to pay (each such payment undertaking, a “Parallel Debt”) to the Collateral Agent amounts equal to the amounts due by that Credit Party in respect of its Corresponding Obligations as they may exist from time to time.

(b) The Parallel Debt of each Credit Party will be payable in the currency or currencies of the Corresponding Obligations and will become due and payable as and when and to the extent the relevant Corresponding Obligations become due and payable. A payment default in respect of the Corresponding Obligations which constitutes an Event of Default shall constitute a “default” (verzuim) within the meaning of Section 3:248 of the Curacao Civil Code and Section 3:248 of the Dutch Civil Code with respect to the Parallel Debts without any notice being required.

(c) Each of the parties to this Agreement hereby acknowledges that:

(i) each Parallel Debt constitutes an undertaking, obligation and liability to the Collateral Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations of the relevant Credit Party;

(ii) each Parallel Debt represents the Collateral Agent’s own separate and independent claim to receive payment of the Parallel Debt from the relevant Credit Party, it being understood, in each case, that pursuant to this paragraph (c), the amount which may become payable by each Credit Party by way of Parallel Debts shall not exceed at any time the total of the amounts which are payable under or in connection with the Corresponding Obligations of that Credit Party at such time;

(iii) an amount paid by a Credit Party to the Collateral Agent in respect of the Parallel Debt will discharge the liability of the Credit Parties under the Corresponding Obligations in an equal amount and an amount paid by a Credit Party to the Collateral Agent in respect of the Corresponding Obligations will discharge the liability of the Credit Parties under the Parallel Debt in an equal amount;

(iv) for the purpose of this Section 6.05, the Collateral Agent acts in its own name and for itself and not as agent, trustee or representative of any other Secured Party and holds neither its claim resulting from a Parallel Debt nor any Curacao Security Document or Dutch Law Security Document on trust;

(v) for purposes of the Curacao Security Documents or the Dutch Law Security Documents, any resignation by the Collateral Agent is not effective with respect to its rights under the Parallel Debt until all rights and obligations under the Parallel Debts have been assigned to and assumed by the successor agent appointed in accordance with Section 6.03 of this Agreement;

(vi) the Collateral Agent will reasonably cooperate in assigning its rights and obligations under each Parallel Debt to a successor agent in accordance with Section 6.03 of this Agreement and will reasonably cooperate in transferring all rights and obligations under any Curacao Security Documents or Dutch Law Security Documents to such successor agent. All Credit Parties hereby, in advance, irrevocably grant their cooperation (medewerking) to the transfer of all rights and obligations by the Collateral Agent to a successor agent in accordance with Section 6.03 of this Agreement; and

(vii) for clarity, it is understood and agreed that (i) the First Lien Obligations as of the date hereof consist solely of obligations constituting “Secured Obligations” under and as defined in the Existing Intercreditor that remain outstanding as of the date hereof and (i) the Corresponding Obligations under Section 6.05 consist solely of First Lien Obligations and do not include any obligations that would not constitute “Secured Obligations” under and as defined in the Existing Intercreditor and therefore the Parallel Debt under Section 6.05 is the same Parallel Debt and consists of the same obligations as the Parallel Debt under and as defined in the Existing Intercreditor.

Section 6.06 Junior Lien Parallel Debt.

(a) Each Grantor hereby irrevocably and unconditionally undertakes to pay (each such payment undertaking, a “Junior Lien Parallel Debt”) to the Collateral Agent amounts equal to the amounts due by that Grantor in respect of its Junior Lien Corresponding Obligations as they may exist from time to time.

(b) The Junior Lien Parallel Debt of each Grantor will be payable in the currency or currencies of the Junior Lien Corresponding Obligations and will become due and payable as and when and to the extent the relevant Junior Lien Corresponding Obligations become due and payable. A payment default in respect of the Junior Lien Corresponding Obligations which constitutes an Event of Default shall constitute a “default” (verzuim) within the meaning of Section 3:248 of the Curacao Civil Code and Section 3:248 of the Dutch Civil Code with respect to the Junior Lien Parallel Debts without any notice being required.

(c) Each of the parties to this Agreement hereby acknowledges that:

(i) each Junior Lien Parallel Debt constitutes an undertaking, obligation and liability to the Collateral Agent which is separate and independent from, and without prejudice to, the Junior Lien Corresponding Obligations of the relevant Grantor;

(ii) each Junior Lien Parallel Debt represents the Collateral Agent’s own separate and independent claim to receive payment of the Junior Lien Parallel Debt from the relevant Grantor, it being understood, in each case, that pursuant to this paragraph (c), the amount which may become payable by each Grantor by way of Junior Lien Parallel Debts shall not exceed at any time the total of the amounts which are payable under or in connection with the Junior Lien Corresponding Obligations of that Grantor at such time;

(iii) an amount paid by a Grantor to the Collateral Agent in respect of the Junior Lien Parallel Debt will discharge the liability of the Grantors under the Junior Lien Corresponding Obligations in an equal amount and an amount paid by a Grantor to the Collateral Agent in respect of the Junior Lien Corresponding Obligations will discharge the liability of the Grantors under the Junior Lien Parallel Debt in an equal amount;

(iv) for the purpose of this Section 6.05, the Collateral Agent acts in its own name and for itself and not as agent, trustee or representative of any other Secured Party and holds neither its claim resulting from a Junior Lien Parallel Debt nor any Curacao Security Document or Dutch Law Security Document on trust;

(v) for purposes of the Curacao Security Documents or the Dutch Law Security Documents, any resignation by the Collateral Agent is not effective with respect to its rights under the Junior Lien Parallel Debt until all rights and obligations under the Junior Lien Parallel Debts have been assigned to and assumed by the successor agent appointed in accordance with Section 6.03 of this Agreement; and

(vi) the Collateral Agent will reasonably cooperate in assigning its rights and obligations under each Junior Lien Parallel Debt to a successor agent in accordance with Section 6.03 of this Agreement and will reasonably cooperate in transferring all rights and obligations under any Curacao Security Documents or Dutch Law Security Documents to such successor agent. All Grantors hereby, in advance, irrevocably grant their cooperation (medewerking) to the transfer of all rights and obligations by the Collateral Agent to a successor agent in accordance with Section 6.03 of this Agreement.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

Section 7.01 Amendment.

(a) No amendment or supplement to the provisions of this Agreement or any other Security Document will be effective without the approval of the Collateral Agent acting as directed by an Act of Required Secured Parties, except that:

(i) any amendment or supplement that has the effect solely of:

(A) adding or maintaining Collateral, securing additional Secured Obligations that are otherwise not prohibited by the terms of any Secured Debt Document to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Agent therein;

(B) curing any ambiguity, omission, defect or inconsistency; or

(C) providing for the assumption of the Company or any Grantor’s obligations under any Secured Debt Document in the case of a merger or consolidation or sale of all or substantially all of the assets of the Company or such Grantor to the extent not prohibited by the terms of the Credit Agreement, the Indenture or any other Secured Debt Documents;

will become effective when executed and delivered by the Company or any other applicable Grantor party thereto and the Collateral Agent;

(ii) no amendment or supplement that reduces, impairs or adversely affects the right of any Secured Party:

(A) to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Secured Parties or direction by the Required Junior Lien Debtholders (or amends the provisions of this Section 7.01(a)(ii) or the definitions of “Act of Required Secured Parties”, “Required Junior Lien Debtholders” or “Controlling Representative”);

(B) except as specifically contemplated by Section 7.01(a)(i)(A), to share in the order of application described in Section 3.04 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Sections 3.02, 4.01 or 4.04;

(C) to require that Liens securing Secured Obligations be released only as set forth in the provisions described in Sections 3.02, 4.01 or 4.04; or

(D) under Section 2.11 or this Section 7.01,

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected. All references to sections of this Agreement in this Section 7.01 shall refer to such sections as in effect on the date hereof; and

(iii) no amendment or supplement that imposes any obligation upon the Collateral Agent or any Secured Debt Representative or adversely affects the rights of the Collateral Agent or any Secured Debt Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Agent or such Secured Debt Representative, respectively.

(b) Notwithstanding Section 7.01(a) but subject to Sections 7.01(a)(ii) and 7.01(a)(iii):

(i) [reserved]; and

(ii) any amendment or waiver of, or any consent under, any provision of this Agreement or any other First Lien Security Document will apply automatically to any comparable provision of any comparable Junior Lien Security Document without the consent of or notice to any Junior Lien Secured Party and without any action by the Company or any other Grantor or any Junior Lien Secured Party.

(c) The Collateral Agent will not enter into any amendment or supplement to this Agreement or any other Security Document unless it has received an Officers’ Certificate stating that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.01, the Collateral Agent will be entitled to receive (i) an opinion of counsel of the Company stating that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Company addressing customary creation and perfection and (ii) if such additional Collateral consists of Capital Stock of any Person which constitute certificated securities, priority matters with respect to such additional Collateral (which opinion may be subject to customary assumptions and qualifications).

Section 7.02 Voting. In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate outstanding principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Funded Debt of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will vote the total amount of Secured Debt under that Series of Secured Debt as a block in respect of any vote under this Agreement.

Section 7.03 Further Assurances; Insurance. The Company and each of the Grantors will do or cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the Secured Parties, duly created and enforceable and perfected Liens upon the Collateral, (including any property or assets that are acquired or otherwise become, or are required by any Secured Debt Document to become, Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

(a) Upon the reasonable request of the Collateral Agent or any Secured Debt Representative at any time and from time to time, the Company and each of the other Grantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the Secured Parties.

(b) The Company and the other Grantors will, to the extent required under any Secured Debt Documents:

(i) keep their properties adequately insured at all times by financially sound and reputable insurers;

(ii) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

(iii) maintain such other insurance as may be required by law;

(iv) maintain insurance with respect to each Vessel that is subject to a Security Document on such terms as may be required by the Credit Agreement, the Indenture and the Security Documents; and

(v) maintain such other insurance as may be required by the Credit Agreement, the Indenture and the Security Documents.

(c) Upon the reasonable request of the Collateral Agent (to be no more often than annually), the Company and the other Grantors will furnish to the Collateral Agent full information as to their property and liability insurance carriers.

Section 7.04 Perfection of Junior Security Interest. Solely for purposes of perfecting the Liens of the Collateral Agent in its capacity as agent of the Junior Lien Secured Parties and the Junior Lien Debt Representatives in any portion of the Junior Security Interest in the possession or control of the Collateral Agent (or its agents or bailees) as part of the Senior Security Interest including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, certificated securities, uncertificated securities, securities accounts or money, the Collateral Agent, the First Lien Secured Parties and the First Lien Debt Representatives hereby acknowledge that the Collateral Agent also holds such property as gratuitous bailee for the benefit of the Collateral Agent for the benefit of the Junior Lien Secured Parties and the Junior Lien Debt Representatives (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d), 8-301(a)(2) and 9-313(c) of the UCC). Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the Collateral Agent in its capacity as agent of the holders of the First Lien Obligations, the Collateral Agent agrees to also hold control over such deposit accounts as gratuitous agent for the benefit of the Junior Lien Secured Parties and the Junior Lien Debt Representatives.

Section 7.05 When Discharge of Secured Obligations Deemed to Not Have Occurred. If, at any time after the Discharge of First Lien Obligations has occurred, the Company enters into any Additional Secured Debt evidencing any First Lien Debt permitted by each applicable Secured Debt Document to be secured by a First Lien equally and ratably with all previously existing and future First Lien Debt, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First Lien Obligations), and, from and after the date on which the First Lien Debt Representative in respect of such Additional Secured Debt becomes a party to this Agreement in accordance with Section 3.08, the obligations under such First Lien Documents shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Lien Debt Representative under such new First Lien Documents shall be a First Lien Debt Representative for all purposes of this Agreement and this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Upon receipt of an Additional Secured Debt Designation from the Company in accordance with Section 3.08, each Junior Lien Debt Representative shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such applicable First Lien Debt Representative shall reasonably request in order to provide to such First Lien Debt Representative the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. If the First Lien Obligations under such additional First Lien Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Junior Lien Obligations, then the Junior Lien Obligations shall be secured at such time by a junior-priority Lien on such assets to the same extent provided in the Junior Lien Documents and this Agreement. This Section 7.05 shall survive termination of this Agreement.

Section 7.06 Successors and Assigns.

(a) Except as provided in Section 5.02, the Collateral Agent may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Agent hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b) Neither the Company nor any other Grantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company and the other Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Agent, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

Section 7.07 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 7.08 Notices. Any communications, including notices and instructions, between or among the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Agent:	HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attention: Daniel Gonzalez
Email: ctlany.loanagency@us.hsbc.com

with a copy to:	Moses & Singer LLP
405 Lexington Avenue
New York, NY 10174
Attention: Andrew Oliver
Email: aoliver@mosessinger.com

If to the Company or any other Grantor:	Diamond Offshore Drilling, Inc.
15415 Katy Freeway, Suite 100
Houston, TX 77094
Attention: Treasurer
Email: jcue@dodi.com

with copies to:	Diamond Offshore Drilling, Inc.
15415 Katy Freeway, Suite 100
Houston, TX 77094
Attention: General Counsel
Email: droland@dodi.com

and

Vinson & Elkins L.L.P.
1114 Avenue of the Americas
New York, NY 10036
Attention: Brett M. Santoli
Telephone: (212) 237-0266
Email: bsantoli@velaw.com

If to the Credit Agreement Administrative Agent:	HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attention: Daniel Gonzalez
Email: ctlany.loanagency@us.hsbc.com

with copies to:	Moses & Singer LLP
405 Lexington Avenue
New York, NY 10174
Attention: Andrew Oliver
Email: aoliver@mosessinger.com

and

Gibson, Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, TX 77002
Attention: Chad Nichols; Abby Joens-Witherow; Iris Hill-Crabtree
Email: CNichols@gibsondunn.com; AJoens-Witherow@gibsondunn.com; IHillCrabtree@gibsondunn.com

If to the Notes Trustee:	HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attention: Daniel Gonzalez
Email: ctlany.loanagency@us.hsbc.com

with a copy to:	Moses & Singer LLP
405 Lexington Avenue
New York, NY 10174
Attention: Andrew Oliver
Email: aoliver@mosessinger.com

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Secured Debt, its address shown on the register kept by the office or agency where the relevant Secured Debt may be presented for registration of transfer or for exchange. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Any party hereto may change the address at which it is to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties hereto.

Section 7.09 Notice Following Discharge of First Lien Obligations and Junior Lien Obligations. Promptly following the Discharge of First Lien Obligations with respect to one or more Series of First Lien Debt, each First Lien Debt Representative with respect to each applicable Series of First Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Agent and to each other Secured Debt Representative. Promptly following the Discharge of Junior Lien Obligations with respect to one or more Series of Junior Lien Debt, each Junior Lien Debt Representative with respect to each applicable Series of Junior Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Agent and to each other Secured Debt Representative.

Section 7.10 Entire Agreement. This Agreement states the complete agreement of the parties relating to the subject matter hereof and supersedes all oral negotiations and prior writings in respect of such undertaking.

Section 7.11 Compensation; Expenses. The Company and the other Grantors jointly and severally agree to pay, promptly upon demand:

(a) such compensation to the Collateral Agent and its agents as the Company and the Collateral Agent may agree in writing from time to time;

(b) all reasonable and documented out-of-pocket fees, costs, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Agent or any Secured Debt Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Company, any other Grantor or any Secured Party; provided that in the case of attorneys’ fees, such fees shall be limited to the reasonable and documented out-of-pocket fees and disbursements of (w) a primary counsel for the Collateral Agent, the Credit Agreement Administrative Agent and the Notes Trustee and their respective agents, taken as a whole, (x) a primary counsel for the other Secured Debt Representatives and the other Secured Parties, taken as a whole, (y) if reasonably required by any Secured Debt Representative, a single maritime counsel for the Collateral Agent, its agents, the other Secured Debt Representatives and the other Secured Parties, taken as a whole, and (z) if reasonably required by any Secured Debt Representative, one special counsel or local counsel in any relevant jurisdiction for the Collateral Agent, its agents, the other Secured Debt Representatives and the other Secured Parties, taken as a whole; and after the occurrence and during the continuance of any Secured Debt Default, all costs and expenses incurred by the Collateral Agent, its agents and any Secured Debt Representative in connection with the creation, perfection, preservation, releasing, collection, foreclosure or enforcement of the Collateral Agent’s Liens on the Collateral or any interest, right, power or remedy of the Collateral Agent or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency or Liquidation Proceeding, including all filing, recording and other fees, expenses and taxes (including stamp or documentary taxes), search fees, and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Agent, its agents or the Secured Debt Representatives; provided that in the case of attorneys’ fees, such fees shall be limited to the reasonable and documented out-of-pocket fees and disbursements of (i) a single primary counsel for the Collateral Agent, the Credit Agreement Administrative Agent, the Notes Trustee and their respective agents, taken as a whole, (ii) a single primary counsel for the other Secured Debt Representatives and the other Secured Parties, taken as a whole, (ii) one special counsel or local counsel as reasonably necessary in any relevant jurisdiction for all of the Collateral Agent, its agents, the other Secured Debt Representatives and the other Secured Parties, taken as a whole, and (iii) solely in the case of actual or bona fide perceived conflict of interest in the case of clause (ii) above as between the Collateral Agent, on one hand, and the other Secured Debt Representatives, on the other hand, one separate special counsel or local counsel, as applicable, as reasonably necessary in any relevant jurisdiction for the Secured Debt Representatives (other than the Collateral Agent), taken as a whole.

The agreements in this Section 7.11 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Agent.

Section 7.12 Indemnity.

(a) The Company and the other Grantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Agent, each Secured Debt Representative, each Secured Party and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability (x) is found by a final and non-appealable decision of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct, or (y) results from or is in connection with any claim, litigation, investigation or proceeding that does not involve an act or omission by the Company or any of its Affiliates that has been brought by an Indemnitee against any other Indemnitee (other than any claims against an Indemnitee acting in its capacity as the Collateral Agent, the Credit Agreement Administrative Agent, the Notes Trustee or any other agency or similar capacity hereunder or under any other Security Document).

(b) All amounts due under this Section 7.12 will be payable upon demand.

(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.12(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Company and the other Grantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by all Indemnitees or any of them.

(d) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may effectively do so under applicable law, any right it may have to claim or recover against any other party hereto, on any theory of liability, for any lost profits or special indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby; provided that the foregoing waiver shall not impair the obligation of the Company and the other Grantors under Section 7.12(a) to indemnify the Indemnitees for any such damages claimed by a third party.

(e) The agreements in this Section 7.12 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Agent.

Section 7.13 Actions Upon Breach; Specific Performance. If any Junior Lien Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such Junior Lien Secured Party that relief against such Junior Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the First Lien Secured Parties, it being understood and agreed by each Junior Lien Debt Representative, on behalf of itself and each Junior Lien Secured Party represented by it, that (i) the First Lien Secured Parties’ damages from actions of any Junior Lien Secured Party may at that time be difficult to ascertain and may be irreparable and (ii) each Junior Lien Secured Party waives any defense that the Company and the other Grantors and/or the First Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages. Each of the First Lien Debt Representatives may demand specific performance of this Agreement. Each Junior Lien Debt Representative, on behalf of itself and each other Junior Lien Secured Party represented by it, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Debt Representative or any other First Lien Secured Party. No provision of this Agreement shall constitute or be deemed to constitute a waiver by any First Lien Debt Representative or any Junior Lien Debt Representative (on behalf of itself and each other Secured Party represented by it) of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

Section 7.14 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.15 Section Headings. The section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 7.16 Obligations Secured. All obligations of the Company and the other Grantors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

Section 7.17 Purchase Option.

(a) Notwithstanding anything in this Agreement to the contrary, on or at any time after (a) the commencement of an Insolvency or Liquidation Proceeding, (b) a payment default under any First Lien Document that has not been cured or waived by the applicable First Lien Secured Parties within sixty (60) days of the occurrence thereof or (iii) the acceleration of the First Lien Obligations in accordance with the terms of the applicable First Lien Documents (each of the foregoing clauses (a), (b) and (c), a “Purchase Event”), each of the Second Lien Secured Parties and each of their respective designated affiliates (the “Second Lien Purchasers”) will have the right, at their sole option and election (but will not be obligated), upon delivery of an irrevocable prior written notice (a “Purchase Notice”) to the applicable First Lien Debt Representatives, containing an irrevocable commitment to purchase from the applicable First Lien Secured Parties all (but not less than all) outstanding First Lien Obligations. Such Purchase Notice must be given no earlier than ten (10) Business Days of the relevant Purchase Event.

(b) On the date specified in the Purchase Notice (which shall not be less than five (5) Business Days after the receipt by the applicable First Lien Debt Representatives of the Purchase Notice), the applicable First Lien Secured Parties shall sell to the Second Lien Purchasers all (but not less than all) of the applicable First Lien Obligations (excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time) that are outstanding on the date of such sale, subject to any required approval of any governmental authority then in effect, if any, and only if on the date of such sale, the applicable First Lien Debt Representatives receive the following:

(i) payment in cash of an aggregate amount equal to the sum of all applicable First Lien Obligations (excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time) that are then outstanding on the date of such sale;

(ii) cash collateralization of all letters of credit constituting First Lien Obligations in an amount equal to 105% of the undrawn face amount thereof;

(iii) payment in cash of all expenses to the extent earned or due and payable in accordance with the applicable First Lien Documents (including the reimbursement of attorneys’ fees, financial examination expenses, and appraisal fees); and

(iv) any agreements, documents or instruments which the applicable First Lien Debt Representatives may reasonably request in writing pursuant to which (A) the representative appointed by the Second Lien Purchasers to assume the obligations of the First Lien Debt Representatives in respect of the First Lien Obligations (the “Successor Agent”) and the Second Lien Purchasers expressly assume and adopt all of the obligations of the First Lien Debt Representatives and the First Lien Secured Parties under the First Lien Documents, on and after the date of the purchase and sale and (B) the Successor Agent becomes the successor agent thereunder.

(c) Such purchase of the First Lien Obligations shall be made on a pro rata basis among the Second Lien Purchasers giving notice to the First Lien Debt Representatives of their interest to exercise the purchase option under this Agreement unless otherwise agreed by the Second Lien Purchasers amongst themselves. Such purchase price shall be remitted by wire transfer in federal funds to such bank account of the applicable First Lien Debt Representatives as each such First Lien Debt Representative may designate in writing to the Second Lien Purchasers (or their agent or representative) for such purpose. Interest shall be calculated to but excluding the Business Day on which such sale occurs if the amounts so paid by the Second Lien Purchasers to the bank account designated by the applicable First Lien Debt Representatives are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Second Lien Purchasers to the bank account designated by the applicable First Lien Debt Representative are received in such bank account later than 12:00 noon, New York City time.

(d) Such sale shall be expressly made without representation or warranty of any kind by the First Lien Secured Parties as to the First Lien Obligations, the Collateral or otherwise and without recourse to any First Lien Secured Party, except that the applicable First Lien Secured Party shall represent and warrant severally as to the First Lien Obligations then owing to it: (i) that such applicable First Lien Secured Party owns such First Lien Obligations; and (ii) that such applicable First Lien Secured Party has the necessary corporate or other governing authority to assign such interests.

Section 7.18 Governing Law. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT

GOVERNING LAW (OTHER THAN THE LAWS OF ANY JURISDICTIONS OUTSIDE OF THE UNITED STATES WHICH APPLY TO A SECURITY DOCUMENT, OR ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

Section 7.19 Consent to Jurisdiction. Except as contemplated by Section 7.18, all judicial proceedings brought against any party hereto arising out of or relating to this Agreement shall be brought in the courts of the State of New York sitting in the borough of Manhattan or the United States District Court for the Southern District of New York and by executing and delivering this Agreement, each of the Company and each other Grantor, for itself and in connection with its properties, the Collateral Agent, the Credit Agreement Administrative Agent and the Notes Trustee irrevocably:

(i) accepts generally and unconditionally the exclusive jurisdiction and venue of such courts;

(ii) waives any defense of forum non conveniens;

(iii) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.08;

(iv) agrees that service as provided in clause (iii) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(v) agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

Section 7.20 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 7.21 Counterparts; Electronic Signatures. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), each of which when so executed and delivered will be deemed an original, but all such counterparts together will be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereby by electronic means.

Section 7.22 Grantors and Additional Grantors. The Company represents and warrants that each Person who is a Grantor on the date hereof has duly authorized, executed and delivered this Agreement. The Company will cause each Person that hereafter becomes a Grantor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Agent an Intercreditor Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Secured Debt Representative with a copy of each Intercreditor Joinder executed and delivered pursuant to this Section 7.22; provided, however, that the failure to so deliver a copy of the Intercreditor Joinder to any then existing Secured Debt Representative shall not affect the inclusion of such Person as a Grantor if the other requirements of this Section 7.22 are complied with.

Section 7.23 Continuing Nature of this Agreement. This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the First Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any First Lien Secured Party or First Lien Debt Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the First Lien Obligations is recovered from any First Lien Secured Party or any First Lien Debt Representative in an Insolvency or Liquidation Proceeding or otherwise, any such payment or distribution received by any Junior Lien Secured Party or Junior Lien Debt Representative with respect to the Junior Lien Obligations from the proceeds of any Collateral at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise will be forthwith delivered by such Junior Lien Secured Party or Junior Lien Debt Representative to the Collateral Agent, for the account of the First Lien Secured Parties to be applied in accordance with Section 3.04. Until so delivered, such proceeds will be held by that Junior Lien Debt Representative or that Junior Lien Secured Party, as the case may be, for the benefit of the First Lien Secured Parties. This Section 7.23 shall survive the termination of this Agreement.

Section 7.24 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against the Company or any other Grantor. The relative rights of the First Lien Secured Parties and the Junior Lien Secured Parties as provided for in this Agreement will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of its commencement, as provided in this Agreement.

Section 7.25 Rights and Immunities of Secured Debt Representatives. The Credit Agreement Administrative Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Credit Agreement, the Notes Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Company, the other Grantors or the Collateral Agent hereunder.

Section 7.26 Amendment and Restatement. This Agreement shall not constitute a novation of the obligations and liabilities of the parties under the Existing Intercreditor as in effect prior to the date hereof and that remain outstanding as of the date hereof after giving effect to this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the day and year first above written.

COMPANY:

DIAMOND FOREIGN ASSET COMPANY

By:	/s/ David L. Roland
Name:	David L. Roland
Title:	Director

PARENT:

DIAMOND OFFSHORE DRILLING, INC.

By:	/s/ David L. Roland
Name:	David L. Roland
Title:	Senior Vice President, General Counsel and Secretary

GRANTORS:

DIAMOND FINANCE, LLC

DIAMOND OFFSHORE (BRAZIL) L.L.C.

DIAMOND OFFSHORE, LLC

DIAMOND OFFSHORE DRILLING (OVERSEAS) L.L.C.

DIAMOND OFFSHORE GENERAL, LLC

DIAMOND OFFSHORE HOLDING, L.L.C.

DIAMOND OFFSHORE INTERNATIONAL, L.L.C.

DIAMOND OFFSHORE SERVICES, LLC

By:	/s/ David L. Roland
Name:	David L. Roland
Title:	Manager

BRASDRIL SOCIEDADE DE PERFURAÇÕES LTDA.

By:	/s/ Darren Lee Hunchak
Name:	Darren Lee Hunchak
Title:	Managing Director

[Signature Page to Intercreditor Agreement]

DIAMOND OFFSHORE FINANCE COMPANY

By:	/s/ David L. Roland
Name:	David L. Roland
Title:	Senior Vice President, General Counsel and Secretary

DIAMOND OFFSHORE DRILLING (UK) LIMITED

DIAMOND OFFSHORE DRILLING COMPANY N.V.

DIAMOND OFFSHORE DRILLING LIMITED

DIAMOND OFFSHORE ENTERPRISES LIMITED

DIAMOND OFFSHORE INTERNATIONAL LIMITED DIAMOND OFFSHORE LIMITED

DIAMOND OFFSHORE NETHERLANDS B.V.

DIAMOND RIG INVESTMENTS LIMITED

By:	/s/ David L. Roland
Name:	David L. Roland
Title:	Director

COLLATERAL AGENT:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Nimish Pandey
Name:	Nimish Pandey
Title:	Vice President

[Signature Page to Intercreditor Agreement]

CREDIT AGREEMENT ADMINISTRATIVE AGENT:

HSBC BANK USA, NATIONAL ASSOCIATION,
as Administrative Agent under the Credit Agreement

By:	/s/ Nimish Pandey
Name:	Nimish Pandey
Title:	Vice President

NOTES TRUSTEE:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Nimish Pandey
Name:	Nimish Pandey
Title:	Vice President

[Signature Page to Intercreditor Agreement]

EXHIBIT A

[TO AMENDED AND RESTATED COLLATERAL AGENCY

AND INTERCREDITOR AGREEMENT]

[FORM OF]

ADDITIONAL SECURED DEBT DESIGNATION

Reference is made to the Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of September 21, 2023 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), among Diamond Offshore Drilling, Inc. (the “Parent”), Diamond Foreign Asset Company (the “Company”), the other Grantors from time to time party thereto, HSBC Bank USA, National Association, as Administrative Agent under the Credit Agreement, HSBC Bank USA, National Association, as Trustee under the Indenture and HSBC Bank USA, National Association, as Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Intercreditor Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as [First Lien Debt] [Junior Lien Debt] entitled to the benefit of the Intercreditor Agreement.

The undersigned, the duly appointed [specify title] of the Company hereby certifies on behalf of the Company that:

1.1 [insert name of the Company or other Grantor] intends to incur additional Secured Debt (“Additional Secured Debt”) which will be [select appropriate alternative] [First Lien Debt permitted by each applicable Secured Debt Document to be secured by a First Lien equally and ratably with all previously existing and future First Lien Debt] or [Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien equally and ratably with all previously existing and future Junior Lien Debt];

1.2 the name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of Section 7.08 of the Intercreditor Agreement is:

Telephone:
Email:

1.3 Each of the Company and each other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents;

1.4 Attached as Exhibit 1 hereto is a Reaffirmation Agreement duly executed by the Company and each other Grantor, and

1.5 the Company has caused a copy of this Additional Secured Debt Designation and the related Intercreditor Joinder to be delivered to each existing Secured Debt Representative.

[Signature pages follow]

IN WITNESS WHEREOF, the Company has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of ___________________, 20____.

DIAMOND FOREIGN ASSET COMPANY

By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Collateral Agent under the Intercreditor Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

HSBC BANK USA, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT 1

TO ADDITIONAL SECURED DEBT DESIGNATION

[FORM OF]

REAFFIRMATION AGREEMENT

Reference is made to the Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of September 21, 2023 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), among Diamond Offshore Drilling, Inc. (the “Parent”), Diamond Foreign Asset Company (the “Company”), the other Grantors from time to time party thereto, HSBC Bank USA, National Association, as Administrative Agent under the Credit Agreement, HSBC Bank USA, National Association, as Trustee under the Indenture and HSBC Bank USA, National Association, as Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Intercreditor Agreement. This Reaffirmation Agreement is being executed and delivered as of ____, 20__ in connection with an Additional Secured Debt Designation of even date herewith, which Additional Secured Debt Designation has designated additional secured debt as [First/Junior] Lien Debt (as described therein) entitled to the benefit of the Intercreditor Agreement.

Each of the undersigned hereby consents to the designation of additional secured debt as [First/Junior] Lien Debt as set forth in the Additional Secured Debt Designation of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the [First/Junior] Lien Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each [First/Junior] Lien Document to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and such additional secured debt shall be entitled to all of the benefits of such [First/Junior] Lien Documents.

Sections 7.18, 7.19, 7.20, 7.21 and 7.25 of the Intercreditor Agreement will apply with like effect to this Reaffirmation Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[names of Grantors]

By:
Name:
Title:

EXHIBIT B

[TO AMENDED AND RESTATED COLLATERAL AGENCY

AND INTERCREDITOR AGREEMENT]

[FORM OF]

INTERCREDITOR JOINDER – ADDITIONAL DEBT

Reference is made to the Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of September 21, 2023 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), among Diamond Offshore Drilling, Inc. (the “Parent”), Diamond Foreign Asset Company (the “Company”), the other Grantors from time to time party thereto, HSBC Bank USA, National Association, as Administrative Agent under the Credit Agreement, HSBC Bank USA, National Association, as Trustee under the Indenture and HSBC Bank USA, National Association, as Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Intercreditor Agreement. This Intercreditor Joinder is being executed and delivered pursuant to Section 3.08 of the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional secured debt under the Intercreditor Agreement.

1. Joinder. The undersigned, _____________________, a _______________, (the “New Representative”) as [trustee] [administrative agent] under that certain [describe applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as [a Junior Lien Debt Representative] [a First Lien Debt Representative] under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

2. Lien Sharing and Priority Confirmation.

[Option A: to be used if additional debt is Junior Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Debt Representative hereby agrees, for the enforceable benefit of each current and future First Lien Debt Representative, each other current and future Junior Lien Debt Representative and each other current and future First Lien Secured Party and Junior Lien Secured Party and as a condition to being treated as Secured Debt under the Intercreditor Agreement that:

(a) as provided by Section 2.12 of the Intercreditor Agreement, all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of any Series of Junior Lien Debt and that all such Junior Liens will be enforceable by the Collateral Agent for the benefit of all Junior Lien Secured Party equally and ratably; provided, however, that notwithstanding the foregoing, this provision will not be violated with respect to any particular Collateral and any particular Series of Junior Lien Debt if the Secured Debt Documents in respect thereof prohibit the applicable Junior Lien Debt Representative from accepting the benefit of a Lien on any particular asset or property or such Junior Lien Debt Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property; and

(b) the New Representative and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Debt Representative are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens.]

[or]

[Option B: to be used if additional debt is First Lien Debt] [The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of First Lien Debt for which the undersigned is acting as First Lien Debt Representative hereby agrees, for the enforceable benefit of each current and future Junior Lien Debt Representative, each other existing and future First Lien Debt Representative and each current and future First Lien Secured Party and Junior Lien Secured Party and as a condition to being treated as Secured Debt under the Intercreditor Agreement that:

(a) as provided by Section 2.9 of the Intercreditor Agreement, all First Lien Obligations will be and are secured equally and ratably by all First Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of any Series of First Lien Debt and that all such First Liens will be enforceable by the Collateral Agent for the benefit of all First Lien Secured Parties equally and ratably; provided, however, that notwithstanding the foregoing, this provision will not be violated with respect to any particular Collateral and any particular Series of First Lien Debt if the Secured Debt Documents in respect thereof prohibit the applicable First Lien Debt Representative from accepting the benefit of a Lien on any particular asset or property or such First Lien Debt Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property; and

(b) the New Representative and each holder of Obligations in respect of the Series of First Lien Debt for which the undersigned is acting as First Lien Debt Representative are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of First Liens and the order of application of proceeds from the enforcement of First Liens.]

3. Governing Law and Miscellaneous Provisions. The provisions of Sections 7.18, 7.19, 7.20, 7.21 and 7.24 of the Intercreditor Agreement will apply with like effect to this Intercreditor Joinder.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Joinder to be executed by their respective officers or representatives as of ___________________, 20____.

[insert name of the new representative]

By:
Name:
Title:

The Collateral Agent hereby acknowledges receipt of this Intercreditor Joinder and agrees to act as Collateral Agent for the New Representative and the holders of the Obligations represented thereby:

HSBC BANK USA, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT C

[TO AMENDED AND RESTATED COLLATERAL AGENCY

AND INTERCREDITOR AGREEMENT]

[FORM OF]

INTERCREDITOR JOINDER – ADDITIONAL GRANTOR

Reference is made to the Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of September 21, 2023 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), among Diamond Offshore Drilling, Inc. (the “Parent”), Diamond Foreign Asset Company (the “Company”), the other Grantors from time to time party thereto, HSBC Bank USA, National Association, as Administrative Agent under the Credit Agreement, HSBC Bank USA, National Association, as Trustee under the Indenture and HSBC Bank USA, National Association, as Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Intercreditor Agreement. This Intercreditor Joinder is being executed and delivered pursuant to Section 7.22 of the Intercreditor Agreement.

1. Joinder. The undersigned, _____________________, a _______________, hereby agrees to become party as a Grantor under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

2. Governing Law and Miscellaneous Provisions. The provisions of Sections 7.18, 7.19, 7.20, 7.21 and 7.25 of the Intercreditor Agreement will apply with like effect to this Intercreditor Joinder.

[Signature pages follow]

C-1

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Joinder to be executed by their respective officers or representatives as of ___________________, 20____.

[___________________________________]

By:
Name:
Title:

The Collateral Agent hereby acknowledges receipt of this Intercreditor Joinder and agrees to act as Collateral Agent with respect to the Collateral pledged by the new Grantor:

HSBC BANK USA, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

C-2